UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14a

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

NATUS MEDICAL INCORPORATED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Natus Medical Incorporated

1501 Industrial Road

San Carlos, California 94070

www.natus.com

(650) 802-0400

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The 2011 Annual Meeting of Stockholders of Natus Medical Incorporated will be held on Thursday, June 2, 2011, at 9:00 a.m., Pacific Time, at our headquarters located at 1501 Industrial Road, San Carlos, California 94070 for the following purposes:

1.	To elect two directors to serve for a term of three years;

2.	To ratify the appointment of Deloitte & Touche LLP as independent accountants for the Company for the current fiscal year;

3.	To hold an advisory vote on the issue of executive compensation;

4.	To hold an advisory vote on the frequency with which an advisory vote on executive compensation, such as Proposal No. 3, should be held;

5.	To ratify the 2011 Stock Awards Plan;

6.	To ratify the 2011 Employee Stock Purchase Plan; and

7.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

We are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Friday, April 8, 2011, are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 1501 Industrial Road, San Carlos, California 94070. A stockholder may examine the list for any legally valid purpose related to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly by the Internet or by phone or by completing, dating, signing and returning the enclosed proxy card as promptly as possible in the accompanying reply envelope. If your shares are held in street name by a broker, trustee or other nominee and you do not instruct this nominee how to vote your shares; your shares will be voted on any matter other than approval of appointment of our independent accountants.

For the Board of Directors of
NATUS MEDICAL INCORPORATED

/s/ James B. Hawkins
JAMES B. HAWKINS
Chief Executive Officer
San Carlos, California
April 20, 2011

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
INSTRUCTIONS ON THE ENCLOSED PROXY CARD

PROXY STATEMENT

i

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Natus Medical Incorporated, (“Natus”, the “Company”, “we”, “our”), a Delaware corporation, is providing these proxy materials to you in connection with the annual meeting of stockholders of Natus that will take place on June 2, 2011. As a stockholder as of the record date, April 8, 2011, you are invited to attend the annual meeting, and are entitled, and requested, to vote on the items of business described in this proxy statement. We are distributing the proxy materials on or about April 22, 2011.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at our annual meeting, the voting process, the compensation of executive officers and directors, and certain other required information.

Q:	How may I obtain a copy of the Natus Annual Report on Form 10-K?

A:	Stockholders may request a free copy of our 2010 Form 10-K from:

Natus Medical Incorporated

Attn: Investor Relations

1501 Industrial Road

San Carlos, CA 94070

(650) 802-0400

Our 2010 Annual Report on Form 10-K is also available on our website at www.natus.com and at the website of the Securities and Exchange Commission at www.sec.gov.

We will also furnish any exhibit to our 2010 Annual Report on Form 10-K if specifically requested in writing.

Q:	What items of business will be voted on at the annual meeting?

A:	The following items will be voted on at the annual meeting:

•	The election of two directors for a term of three years;

•	The ratification of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors for the year ending December 31, 2011;

•	An advisory vote on executive compensation;

•	An advisory vote on the frequency of advisory votes on executive compensation;

•	The ratification of the 2011 Stock Awards Plan;

•	The ratification of the 2011 Employee Stock Purchase Plan; and

•	Other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of Deloitte & Touche LLP as auditors for the year ending December 31, 2011, “FOR” the advisory vote on executive compensation, “FOR” “ONE YEAR” for the advisory vote on the frequency of advisory votes on executive compensation, “FOR” the ratification of the 2011 Stock Awards Plan, and “FOR” the ratification of the 2011 Employee Stock Purchase Plan.

Q:	What shares can I vote?

A:	Each share of Natus common stock issued and outstanding as of the close of business on April 8, 2011, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of that date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held by you as the beneficial owner through a broker, trustee or other nominee, such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date we had approximately 29,002,000 shares of common stock issued and outstanding, and each outstanding share is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Rather than holding shares in their own name, as a stockholder of record, most Natus stockholders hold their shares beneficially through a broker, trustee or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to Natus or to vote in person at the meeting. Voting instructions are provided online with the proxy materials and, if you are receiving a paper copy of the proxy materials Natus has enclosed a proxy card for you to use.

Beneficial Owner—If your shares are held in a brokerage account or by another nominee you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Brokers do not have discretion to vote their clients’ shares on a number of important matters, including the election of directors, executive compensation matters and the approval of employee equity plans. If you do not instruct your broker how to vote on these matters, your shares will not be voted on them.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or other nominee. The Notice of Internet Availability of Proxy Materials

provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, directions on how to vote are set forth below and included on your proxy card. For shares held beneficially in street name, the voting instruction card provided by your broker, trustee or other nominee will include instructions on how to vote by telephone, Internet or by mail.

By Internet—Stockholders of record of Natus common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most Natus stockholders who hold shares beneficially in street name may direct the voting of their shares by accessing the website specified on the voting instruction cards provided by their broker, trustee or other nominee. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record of Natus common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Natus stockholders who hold shares beneficially in street name and live in the United States or Canada may direct the voting of their shares by phone by calling the number specified on the voting instruction card provided by their broker, trustee or other nominee. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record of Natus common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the pre-addressed envelope provided. Natus stockholders who hold shares beneficially in street name may vote by mail by completing, dating and signing the voting instruction cards provided and mailing them in the pre-addressed envelope provided to their broker, trustee, or other nominee.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes your earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	A majority of shares of our common stock entitled to vote must be present in person or represented by proxy to meet the quorum requirement for holding the annual meeting and transacting business. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not return my proxy card?

A:	If your shares are held in street name, your broker may, under certain limited circumstances, vote your shares. Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters, such as the ratification of auditors. However, your broker does not have authority to vote unvoted shares on “non-routine” matters, such as the election of directors, executive compensation matters, and the approval of equity plans. If you do not give a proxy to vote your shares, your broker cannot vote your shares on the election of directors, which will leave your shares unvoted.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors, the two nominees receiving the highest number of FOR votes at the annual meeting will be elected. Our Corporate Governance Principles and Practices provide that if a nominee for election to the Board of Directors had a greater number of votes “withheld” than the number of votes cast for his or her election, such director shall tender his or her resignation from the Board and the Nominating and Governance Committee will determine the action to be taken with respect to such tendered resignation.

The proposal for ratification of the independent auditors requires a FOR vote by a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting. The advisory vote on executive compensation is non-binding; however, the Company will record the number of votes cast in favor of and against the proposal and will report the voting results at the Annual Meeting. The advisory vote on the frequency of holding future advisory votes on executive compensation is also non-binding; however, the Company will record the number of votes cast with respect to the frequency of “one year,” “two years” or “three years” and will report the voting results at the Annual Meeting.

Ratification of the 2011 Stock Awards Plan and the Employee Stock Purchase Plan will each require a FOR vote by a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting.

With respect to Proposals No. 2, 3, 5 and 6, you may vote “FOR” or “AGAINST” or you may “abstain”. Abstentions with respect to these Proposals have the effect of a vote against each of these proposals. With respect to Proposal No. 4, you may vote for “One Year”, “Two Years”, or “Three Years”, or you may “abstain”. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Is cumulative voting permitted for the election of directors?

A:	Yes. Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy using the enclosed form, the persons named as proxy holders, James B. Hawkins and Steven J. Murphy, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason either of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates that may be nominated by the Board of Directors.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual reports and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report or other proxy materials who wish to receive only one copy in the future can contact their broker, trustee or other nominee to request information about householding.

Q:	How may I obtain an additional set of voting materials?

A:	If you wish to receive an additional set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from our principal executive offices at: Natus Medical Incorporated, Attn: Investor Relations, 1501 Industrial Road, San Carlos CA 94070, 650-802-0400.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Natus is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce the final voting results of all proposals at the Annual Meeting and will publish the final results in a current report on Form 8-K within four business days of the date the Annual Meeting ends, unless final results are unavailable in which case we will publish the preliminary results in such current report on Form 8-K. If final results are not filed with our current report on Form 8-K to be filed within four business days of the date the Annual Meeting ends, the final results will be published in an amendment to our current report on Form 8-K within four business days after the final voting results are known.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2011 annual meeting has passed, you may submit proposals and director nominations for consideration at future stockholder meetings.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Natus proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Natus at our principal executive offices no later than December 23, 2011. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Natus proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Natus Medical Incorporated, Attn: Corporate Secretary, 1501 Industrial Road. San Carlos CA 94070.

For a stockholder proposal that is not intended to be included in the Natus proxy statement under Rule 14a-8, the stockholder must provide the information required by, and give timely notice to the Corporate Secretary of Natus in accordance with, Section 2.3(b) of the Company’s Bylaws. For the 2012 annual meeting of stockholders, any such notice must be received by the Company not later than the close of business on April 2, 2012, provided that if the date of the 2012 annual meeting is moved more than 30 days from the anniversary date of this year’s meeting (which is the date contemplated in setting the notice provisions for the 2012 annual meeting) then such notice must be received a reasonable time before we begin the solicitation of proxies for the 2012 annual meeting.

Recommendation and Nomination of Director Candidates: The Nominating and Governance Committee will consider recommendations for candidates to be considered for nominations to the Board from stockholders who are entitled to vote in the election of directors at the annual meeting. A stockholder that desires to recommend a candidate for election to the Board should see the section entitled “Corporate Governance Principles and Board Matters; Policy for Director Recommendations and Nominations” below in this proxy statement.

A stockholder that instead desires to nominate a person directly for election to the Board must meet all of the deadlines and information requirements set forth in Section 2.3(c) of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. For next year’s annual meeting of stockholders, any such nomination must be received by the Company not later than the close of business on April 2, 2012, provided that if the date of the 2012 annual meeting is moved more than 30 days from the anniversary date of this year’s meeting, then such notice must be received a reasonable time before we begin the solicitation of proxies for the 2012 annual meeting.

If you would like a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates, please contact the Corporate Secretary of Natus Medical Incorporated at our principal executive offices.

PROPOSALS

The proposals being presented for shareholder action are set forth on your proxy card and are discussed in detail below. Shares that you have the power to vote that are represented by proxy will be voted at the meeting in accordance with your instructions.

PROPOSAL No. 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class is elected for a term of three years, so that the term of one class of directors expires at each meeting. There are two nominees for election to the Board this year – Kenneth E. Ludlum and Mark D. Michael. Each of the nominees is presently a member of the Board whose term expires at the meeting. Information regarding the business experience and age as of the record date of each nominee and other members of the Board is provided below. Each of the directors elected will serve a three-year term until our annual meeting in 2014 and until their respective successors are elected. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board recommends a vote FOR the election to the Board of each of Mr. Ludlum and Mr. Michael.

Vote Required—The two persons receiving the highest number of “for” votes represented by shares of Natus common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected. Our Corporate Governance Principles and Practices provide that if a nominee for election to the Board of Directors had a greater number of votes “withheld” than the number of votes cast for his or her election, such director shall tender his or her resignation from the Board and the Nominating and Governance Committee will determine the action to be taken with respect to such tendered resignation.

Nominees for Election

Kenneth E. Ludlum Director since 2002 Age 57	Mr. Ludlum is currently the Chief Financial Officer of EndoGastric Solutions, Inc. where he has served since April, 2011. Mr. Ludlum served as Senior Vice President and Chief Financial Officer of Paracor Medical Systems, Inc. from April 2008 to September 2009. From August 2007 through December 2007 he was the Chairman of the board of directors of AtheroMed, Inc. From March 2007 through August 2007 he served as Senior Vice President and Chief Financial Officer of Zonare Medical Systems. From 2005 through early 2007, Mr. Ludlum was an investor, advisor and board member for several medical technology companies. He was President, Chief Executive Officer, and Chairman of the board of directors of Revivant Corporation from June 2003 until its sale to Zoll Medical Corporation in October 2004. Prior to that, he was Chief Financial Officer of Perclose, Inc. Mr. Ludlum currently serves on the boards of directors of several private medical technology companies and was a director of Thermage, Inc. (Nasdaq: THRM) from March 2004 to July 2007. He holds a Bachelor of Science degree in Business from Lehigh University and a Masters of Business Administration degree from Columbia University. Mr. Ludlum brings to the Board many years of experience as an executive and board member of dynamic medical technology companies. His service as chief financial officer at several public companies has provided him with extensive financial and accounting experience, and knowledge of accounting principles, financial reporting rules, and regulations. With his background in investment banking he also brings a unique perspective to the Board.

Mark D. Michael Director since 2004 Age 59	Mr. Michael is currently a private investor, director, and consultant. He has served as the Senior Executive Advisor to Control Risks Group since March 2007. From October 2003 until March 2007, Mr. Michael acted as a private investor and consultant. Mr. Michael was Senior Vice President Legal, General Counsel, and Secretary of 3Com Corporation (Nasdaq: COMS) from 1997 through September 2003. He holds a Bachelor of Arts degree in History from Stanford University and a Juris Doctorate from the University of California Los Angeles School of Law. Mr. Michael brings to the Board a strong mix of legal, global business, and financial acumen critical to a large public company. With his experience as the former general counsel of 3Com he also brings a unique perspective to the Board regarding legal and regulatory matters, intellectual property and acquisitions.

Continuing Directors

Doris E. Engibous Director since 2004 Age 56	Ms. Engibous served as President and Chief Executive Officer of Hemosphere, Inc., an early commercialization stage medical technology company, from September 2004 to July 2010. From August 2003 to September 2004, Ms. Engibous served as a consultant and advisor to medical technology companies. Ms. Engibous served as President of Nellcor, a Tyco Healthcare Group/Tyco International, Ltd. (now Covidien) business from 2000 through August 2003. Ms. Engibous served on the board of directors of National Kidney Foundation serving Minnesota, the Dakotas and Iowa from 2006 to 2010. She holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan. Ms. Engibous brings to the Board knowledge of organizational and operational management as well as executive leadership experience relevant to a healthcare industry public company.

William M. Moore Director since 1987 Age 62	Mr. Moore is one of our co-founders. Mr. Moore served as the Managing Partner of Alpine Partners LLC since May 2008 as well as from 2003 to 2004. From 2004 until May 2008 Mr. Moore was a special limited partner for medical technology at Blue Line Partners, a private equity firm. Mr. Moore currently serves on the board of directors of IRIDEX Corporation (Nasdaq: IRIX) and served on the boards of directors of Criticare Systems, Inc. from 2006 until it was acquired by Opto Circuits (India) Limited in April 2008 and Urologix Inc. (Nasdaq: ULGX) until June 2010. Mr. Moore holds a Bachelor of Science degree in Business from the University of Utah. Mr. Moore brings to the Board more than 25 years of executive experience in the worldwide medical technology field, particularly in the areas of sales, marketing, and product development.

Robert A. Gunst Director since 2004 Age 63	Mr. Gunst joined the Board of Directors in June 2004 and he was appointed Chairman in September 2004. Mr. Gunst is currently a private investor. From 1990 to 1999, Mr. Gunst served as the President and Chief Executive Officer of The Good Guys, Inc. During the past five years, Mr. Gunst has also served on the boards of directors of Phoenix Footwear Group, Inc., PortalPlayer, Inc., which was acquired by NVIDIA Corporation in January 2007 and AmNet Mortgage, Inc., which was acquired by Wachovia Corp. in December 2005. He holds a Bachelor of Arts degree in Economics from Dartmouth College and a Masters Degree in Business Administration from the University of Chicago’s Graduate School of Business. Mr. Gunst brings to the Board knowledge and experience gained from decades of managing and directing public and private companies across several industries.

James B. Hawkins Director since 2004 Age 55	Mr. Hawkins joined Natus as President, Chief Executive Officer, and Director in April 2004 and as of February 2011 is Chief Executive Officer and Director. Prior to joining Natus, Mr. Hawkins was President, Chief Executive Officer, and a Director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor, from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004. Mr. Hawkins is a director of IRIDEX Corporation (Nasdaq: IRIX). He earned his undergraduate degree in Business Commerce from Santa Clara University and holds a Masters of Business Administration degree from San Francisco State University. Mr. Hawkins’ brings to the Board highly relevant leadership experience in the medical technology industry as well as a unique perspective on our operations due to his position as our Chief Executive Officer.

PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit Natus’s consolidated financial statements for the year ending December 31, 2011.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by applicable law, our certificate of incorporation, our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Natus and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Auditor Fees Incurred by Natus in 2010 and 2009

Fees for professional services provided by our independent registered public accounting firm in the past two years are:

	2010	2009
Audit Fees (1)	$1,467,000	$1,488,000
Audit-Related Fees (2)	36,000	33,000
Tax Fees (3)	45,000	—

Total	$1,511,000	$1,521,000

(1)	Audit services fees are fees for the annual audit of our consolidated financial statements. Audit services fees also include the audit of our internal control over financial reporting and the review of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes fees for services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related valuation allowances, fees for statutory audits of foreign subsidiaries, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.
(2)	Audit-related fees are fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes primarily fees for assistance in financial due diligence and attestation services related to mergers and acquisitions.
(3)	Tax fees are fees associated primarily with tax advice and planning services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

Our Board recommends a vote FOR the ratification of Deloitte & Touche LLP, an independent registered public accounting firm, as Natus’ auditors for the year ending December 31, 2011.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

PROPOSAL No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion in the Proxy Statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives’ interests with those of stockholders by rewarding performance, with the ultimate objective of improving stockholder value. The Committee also seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 24 to 35 of this Proxy Statement, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board of Directors’ Recommendation

Our Board recommends a vote FOR the Advisory Vote on Executive Compensation.

PROPOSAL No. 4

ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION SHOULD BE HELD

You are being provided with the opportunity to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers as provided in Proposal No. 3. This advisory vote is referred to here as the “frequency of say-on-pay” vote. Under this Proposal No. 4, you may vote on whether you would prefer to have a “say-on-pay” vote every year, every two years or every three years.

The “say-on-pay” and “frequency of say-on-pay” voting provisions are new and at this time our Board of Directors believes that the “say-on-pay” advisory vote should be conducted every year. An annual advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the compensation of the company’s named executive officers be submitted to the stockholders of the company for an advisory vote: (a) every year; (b) every two years; or (c) every three years.”

You are not voting to approve or disapprove our Board of Directors’ recommendation.

While this advisory vote on the frequency of the “say on pay” vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the outcome of this vote when considering the frequency of future “say on pay” votes.

Board of Directors’ Recommendation

Our Board recommends a vote FOR the holding of an annual advisory vote on Executive Compensation.

PROPOSAL No. 5

APPROVAL OF THE 2011 STOCK AWARDS PLAN

In April 2011, the Board of Directors approved the 2011 Stock Awards Plan (the “2011 Plan”) and is asking stockholders to approve the 2011 Plan. The 2011 Plan will replace our Amended and Restated 2000 Stock Awards Plan (“Prior Plan”) and 2000 Director Option Plan, which expire in July 2011. We believe that adoption of the 2011 Plan is essential for our ability to attract and retain qualified executives and other key employees and directors.

The 2011 Plan provides for the same types of equity awards to officers and other employees, directors and consultants as the Prior Plan. Other important features of the 2011 Plan include:

•

Elimination of the “evergreen” provision of regarding shares authorized under the Prior Plan and establishing a pool consisting of a fixed number of shares, plus shares underlying awards granted under the Prior Plan that are forfeited due to expiration of the award or termination of employment of the award recipient;

•	Provision that full-value awards (i.e., awards other than stock options or stock appreciation rights) count on a 2.5 to 1 basis in terms of the utilization of authorized shares;

•	Provision that shares recovered from the use of award shares to satisfy the purchase price or associated tax obligations of the recipient are not added back to the maximum number of authorized shares;

•	Double-trigger acceleration provisions for the vesting of awards in connection with a change of control event;

•	Prohibition of the repricing of outstanding options or stock appreciation rights without stockholder consent; and

•

A claw-back provision that provides authority for the Compensation Committee, or other plan administrator, to reduce or cancel awards, or recapture gains from previously vested awards, in the event that it determines that the award recipient has engaged in certain types of inappropriate behavior relative to the Company.

We urge you to read the Compensation Discussion and Analysis in this Proxy Statement which describes the key role of equity awards in our compensation strategy. We believe that it is essential that we continue to have the ability to provide equity awards to officers and other key employees and directors for several reasons. First, we believe the ability to make equity awards is very important for our ability to compete successfully for talent in the competitive market conditions and geographic areas in which we operate. Second, these awards, with our typical vesting periods, provide award recipients with a meaningful component of their compensation that is directly related to longer term growth in value achieved for stockholders. And third, these awards have been our sole form of compensation with vesting elements that extend beyond one year and, as such, at any given time an award recipient’s unvested equity awards serve as a powerful retention tool.

If the 2011 Plan is not approved, we will lose the ability to grant equity awards to existing employees and directors under the Prior Plan when it expires in July 2011. Under the Prior Plan, we had the authority to grant equity awards covering 2,710,888 shares of our common stock as of March 31, 2011, in addition to the 3,452,020 shares of common stock underlying awards outstanding on that date. We will not carry over to the 2011 Plan any authorized shares from the Prior Plan other than shares underlying awards made under the Prior Plan that are forfeited due to expiration of the award or termination of employment of the award recipient.

Should stockholder approval not be obtained, the 2011 Plan will not be implemented.

Summary of the 2011 Plan

Below is a summary of the principal provisions of the 2011 Plan. This summary is qualified in its entirety by reference to the full text of the 2011 Plan which is attached to this proxy statement as Appendix A

Shares Subject to the 2011 Plan. An aggregate of 4,000,000 shares of the Company’s Common Stock have will be reserved for issuance under the 2011 Plan. In addition, shares underlying outstanding awards under the Prior Plan on July 1, 2011 that are forfeited due to expiration of the award or termination of employment of the award recipient will also become available for issuance under the 2011 Plan. As of March 31, 2011 there were 4,212,387 shares underlying outstanding awards under the Prior Plan. In addition to these shares, we expect to make our annual equity awards to officers and key employees in June 2011, promptly following the Annual Meeting, under the Prior Plan. If the 2011 Plan is approved by stockholders, we will terminate the Prior Plan on July 1, 2011.

The 2011 Plan contains a feature not included in the Prior Plan regarding the rate at which different types of awards are counted towards the maximum number of shares that may be subject to awards made under the plan. For purposes of determining the number of shares available for grant under the 2011 Plan against the maximum number of shares authorized, any full-value award (i.e., awards other than stock options and stock appreciation rights) will reduce the number of shares available for issuance by 2.5 shares for every 1 share issued, and stock option or stock appreciation rights will reduce the number of shares available for issuance on a share for share basis.

With respect to awards made under the 2011 Plan, shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by the Company at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the 2011 Plan. The number of shares that will, in effect, be added back to the pool of available shares under the plan as a result of these forfeitures, repurchases and terminations will be the same as the number of shares by which the award reduced the number of shares available when the award was made. Any shares that are made available under the 2011 Plan due to forfeitures, repurchases and terminations with regard to awards under the Prior Plan that are outstanding on July 1, 2011 will be added back on a share for share basis regardless of whether the forfeited, repurchased or terminated award was a full value award or other type of award. For awards under both the 2011 Plan and the Prior Plan, shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award and shares that are not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right will not be available again for grant and issuance under the 2011 Plan.

Administration. The Board of Directors or any of its Committees appointed by the Board shall act as the administrator of the 2011 Plan. Subject to the terms of the 2011 Plan, the administrator determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. The administrator also has the authority to construe and interpret any of the provisions of the 2011 Plan or any awards granted thereunder. We expect that the Board will designate our Compensation Committee as the administrator of the 2011 Plan.

In determining whether an award should be made, and/or the vesting schedule for any such award, the administrator may impose whatever conditions to vesting that it determines to be appropriate. For example, the administrator may decide to grant an award only if the participant satisfies performance goals established by the administrator. The administrator may set performance periods and performance goals that differ from participant to participant. The administrator may choose performance goals based on company-wide or other results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the administrator may (but is not required to) specify performance goals for the entire company. Performance goals may be based on business criteria including: net income, earnings per share, return on equity, or other financial or performance-related measures.

After the end of each performance period, a determination will be made pursuant to Section 162(m) as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Eligibility. Employees, officers, directors (including directors who are not employees), and consultants of the Company (and of any subsidiaries and affiliates) whom the Board of Directors deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive Stock Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights, and Restricted Stock Units under the 2011 Plan. No person will be granted awards covering more than 1,000,000 shares of Stock in any one fiscal year under the 2011 Plan, except that in connection with his or her initial employment, an employee may be granted an award covering an additional 500,000 Shares.

Stock Option Awards. The 2011 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”).

ISOs may be granted only to employees and no more than 4,000,000 shares may be granted as ISOs under the 2011 Plan.

The exercise price for each option granted under the 2011 Plan is determined by the administrator and generally will be no less than 100% of the fair market value (as defined in the plan) of a share at the time such option is granted. In the case of a 10% or greater stockholder, the exercise price of an ISO must be no less than 110% of the fair market value. Options are exercisable within the times and upon the events determined by the administrator as set forth in the optionee’s option agreement, provided that the term of any option grant under the 2011 Plan may not exceed ten years.

Restricted Stock Awards. The administrator may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the 2011 Plan, under such terms, conditions and restrictions as the administrator may determine. Vesting of restricted stock awards may be based on continued service or the satisfaction of performance factors established by the administrator.

Stock Bonus Awards. The administrator may grant Participants stock bonus awards, which may take the form of cash, whole Shares, or a combination thereof, under such terms, conditions and restrictions as the administrator may determine. Vesting of stock bonus awards may be based on continued service or the satisfaction of performance factors established by the administrator.

Stock Appreciation Rights. Stock appreciation rights are awards that typically obligate the Company to issue our shares in the future if the vesting terms and conditions scheduled by the administrator are satisfied, and if there has been an appreciation in value of our share price from the date of grant. The administrator determines the terms and conditions of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in cash, whole Shares, or a combination thereof, as the administrator may determine. The administrator may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Restricted Stock Units. Restricted stock units are awards that typically obligate the Company to issue a specific number of our shares at a future date if the vesting terms and conditions established by the administrator are satisfied. The administrator will determine the number of shares that are subject to such restricted stock units. Vesting of restricted stock units may be based on continued service or the satisfaction of performance factors established by the administrator, and we may settle our obligation under a restricted stock unit in cash, whole Shares, or a combination thereof.

Consideration and Issuance of Shares

The 2011 Plan provides that the consideration to be paid for any Shares issued pursuant to an award made under the 2011 Plan may consist of the following, subject to any further limitations that may be contained in the agreement entered into with the recipient of any award: (a) cash, (b) check, (c) promissory note, (d) consideration received by the Company under a cashless exercise program implemented by an independent third party, (e) prior services provided to the Company or any Parent or Subsidiary of the Company as determined by the administrator (provided the par value of the Shares shall always be paid in cash), (f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

Mergers, Consolidations, Change of Control.

Changes in Capitalization. The number of Shares covered by any outstanding award and the number of Shares which have been authorized for issuance under the 2011 Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares of the Company.

Dissolution or Liquidation. In the event of the proposed liquidation of the Company the administrator may provide in its discretion for any holder of an Award to have the right to exercise his or her Award prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the administrator may provide that any Company repurchase right applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale. In the event of a change in control transaction (as defined in the 2011 Plan), at the administrator’s discretion, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation. If the successor corporation does not assume an outstanding award or substitute for it an equivalent award, the award shall become fully vested and exercisable. At the administrator’s discretion, the administrator may provide that following an assumption or substitution of equivalent awards, if a Participant’s service as an employee or employee of the successor corporation, as applicable, is terminated within 12 months of the Change in Control Transaction other than upon a voluntary resignation by such Participant or the termination of such participant for cause, the awards (or equivalent awards) held by such participant shall become fully vested and exercisable. Even when assumed or substituted, the administrator has the discretion to terminate the Plan and permit participants to exercise awards to the extent already vested and the discretion to accelerate vesting of any portion of, or all of, the then outstanding options or other awards.

In the event of the merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company in a transaction that is not a change in control transaction, each outstanding award shall be assumed or an equivalent award shall be substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute for an award, such award shall terminate upon the closing of such merger or sale of assets.

Amendment of the 2011 Plan and Outstanding Awards

The Board may at any time terminate or amend the 2011 Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2011 Plan or executed and outstanding under the 2011 Plan, provided, that the Board may not, without the approval of the stockholders, amend the 2011 Plan to increase the number of shares that may be issued under the plan or materially modify a provision of the plan if the modification requires stockholder approval under rules of the NASDAQ Stock Market. However, the Board may not reduce the exercise price of stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash or other awards with an exercise price that is less than the exercise price of the original stock option or stock appreciation right without prior stockholder approval.

Clawback Provisions

The administrator may specify in an award that the Participant’s rights with respect to an award are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but are not limited to, termination of employment for cause, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company as determined by the administrator. In addition, if any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the administrator may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from a Participant would be the amount by which the award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the administrator shall determine.

Term of the 2011 Plan

If approved by the stockholders, the 2011 Plan will terminate June 2, 2021, ten years from the Annual Meeting.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2011 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO FAMILY MEMBERS TO WHOM AN OPTION IS TRANSFERRED OR TO THE PARTICIPANT THAT TRANSFERS THE OPTION. EACH PARTICIPANT AND FAMILY MEMBER WHO HOLDS AN OPTION HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (“AMT”)). If the Participant holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of the ISO Shares prior to the expiration of either required holding period described above (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax, or AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of the ISO for those ISO shares, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of the ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of the sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock Awards and Stock Bonuses. Restricted stock awards and stock bonuses will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Units. A participant will not be taxable upon grant or upon vesting of a restricted stock unit. Instead, he or she will be taxable upon receipt of the shares or cash value of the shares at the time of the distribution of the shares or cash to the participant. The participant may not make an election under Section 83(b) of the Code with respect to any restricted stock unit.

Tax Treatment of the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2011 Plan, setting limits on the number of shares subject to awards that any individual may receive in a calendar year, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2011 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

New Plan Benefits

Future awards to directors, executive officers, employees and other eligible participants under the 2011 Plan are discretionary and cannot be determined at this time. By way of background, please see “Grants of Plan Based Awards—Fiscal 2010” for information regarding equity awards in 2010 to our named executive officers and Director Compensation for information regarding equity awards in 2010 to our directors. In 2010, awards of stock options, restricted stock and restricted stock units covering 728,650 shares were made to all of our employees, including officers who were not executive officers.

Board of Directors Recommendation

Our Board recommends a vote FOR the approval of the 2011 Stock Awards Plan. Properly completed proxies will be voted FOR ratification unless a contrary vote is specified.

PROPOSAL No. 6

APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the principal provisions of the Company’s 2011 Employee Stock Purchase Plan (the (“2011 Purchase Plan”). The 2011 Purchase Plan was adopted to replace the 2000 Employee Stock Purchase Plan, which is due to expire in July 2011. The 2011 Purchase Plan is generally similar to the expiring plan. This summary is qualified in its entirety by reference to the full text of the 2011 Purchase Plan which is attached to this proxy statement as Appendix B.

Purchase Plan Background

In April 2011, the Board of Directors adopted the 2011 Purchase Plan, subject to approval by our stockholders. The 2011 Purchase Plan Administrator (as described below) has the power to change the duration of offering periods.

Our 2000 Employee Stock Purchase Plan is currently in effect, with the most recent offering period scheduled to expire on April 30, 2011. We do not intend to commence any new offering periods under the 2000 Employee Stock Purchase Plan after April 30, 2011. If the 2011 Purchase Plan is approved by our stockholders, we will terminate the 2000 Employee Stock Purchase Plan, and the remaining shares reserved for issuance under the 2000 Employee Stock Purchase Plan, 4,212,387 shares as of March 31, 2011, would no longer be available under the 2000 Employee Stock Purchase Plan, nor would such shares become available under the 2011 Purchase Plan.

Shares Subject to the 2011 Purchase Plan

The Board has reserved an aggregate of 500,000 shares of the Company’s common stock for issuance under the 2011 Purchase Plan. This differs from the 2000 Employee Stock Purchase Plan, which had automatic annual increases to the shares reserved under such plan. No increases can be made to the shares reserved for issuance under the 2011 Purchase Plan without the approval of our stockholders.

Administration

The 2011 Purchase Plan is administered by the Board or a committee of the Board (as applicable, the “administrator”). The administrator has the authority to construe and interpret any of the provisions of the 2011 Purchase Plan.

International Stock Purchase Rights

To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the 2011 Purchase Plan also permits us to grant our non-U.S. employees rights to purchase stock pursuant to rules or sub-plans adopted by the Administrator in order to achieve tax, securities law or other compliance objectives (“International Awards”). While the 2011 Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (“Section 423”), these International Awards will not qualify under Section 423. See “Federal Tax Consequences” below for a discussion of tax consequences under Section 423

Eligibility

Employees generally are eligible to participate in the 2011 Purchase Plan if they are customarily employed by us or one of our U.S. subsidiaries for more than twenty (20) hours per week and more than five (5) months in any calendar year. Eligible employees may select a rate of payroll deduction between 1% and 15% of their compensation and are subject to certain maximum purchase limitations pursuant to regulations of the Internal Revenue Service.

Currently, approximately 400 employees, including our executive officers, would be eligible to participate in the 2011 Purchase Plan. For the offering period under our 2000 Employee Stock Purchase Plan that concluded on October 31, 2010, approximately 100 employees participated in such offering.

Offering Periods and Purchase Period

The 2011 Purchase Plan is comprised of six-month offering periods that commence on May 1 and November 1 of each year, although we intend to commence an initial offering period on June 2, 2011, expiring on October 31, 2011, if the 2011 Purchase Plan is approved by stockholders. In each offering period there is a purchase period that commences on the first day of each offering period and that ends on the last business day on or before the following April 30 and October 31, respectively. On the last day of each Purchase Period participants in the 2011 Purchase Plan purchase shares of our Company common stock. The purchase price for the common stock purchased under the 2011 Purchase Plan is 85% of the fair market value of the common stock as of the most recent previous closing of the Nasdaq Stock Market prior to the purchase date.

Special Limitations

The 2011 Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•

Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates;

•

Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at a rate of more than $12,500 for any offering period, valued at the time each purchase right is granted; and

•	No more than 10,000 shares may be purchased by any one participant during each offering period

Termination of Purchase Rights

A purchase right will terminate upon the participant’s election to withdraw from the 2011 Purchase Plan. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the 2011 Purchase Plan is received prior to the end of an offering period. A participant’s election to withdraw from the 2011 Purchase Plan is irrevocable, and the participant may not rejoin the offering period for which the terminated purchase right was granted.

A purchase right will also terminate upon the participant’s termination of employment. Any payroll deductions that the participant may have made during the offering period in which the termination occurs will be refunded to the participant.

In addition, the company has specifically reserved the right, exercisable in the sole discretion of the administrator, to terminate the 2011 Purchase Plan, or any offering period thereunder, at any time.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of the purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following the participant’s death. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

Mergers, Consolidations and Change in Control

The 2011 Purchase Plan provides that, in the event of the proposed dissolution or liquidation of the Company, the then-open offering period will terminate immediately prior to the consummation of the proposed action, provided that the administrator may, in its sole discretion, fix an earlier date for termination of the 2011 Purchase Plan and provide each participant the opportunity to purchase shares under the 2011 Purchase Plan prior to the termination. The 2011 Purchase Plan also provides that, in the event of certain merger or “change-in-control” transactions, in the event that the successor corporation refuses to assume or substitute for the option under an ongoing offering period, the offering period with respect to which such option relates will be shortened by setting a new exercise date that occurs before the date of the Company’s proposed merger or change in control.

Amendment of the Plan

The Administrator has the authority to amend, terminate or extend the term of the 2011 Purchase Plan, except that stockholder approval is required to increase the number of shares that may be issued under the 2011 Purchase Plan.

The 2011 Purchase Plan will terminate in April 2021, on the tenth anniversary of the date of its adoption by our Board, unless terminated earlier under the terms of the 2011 Purchase Plan.

Federal Tax Consequences

Except with respect to International Awards, the 2011 Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, as a result of the grant or exercise of the purchase rights issued under the 2011 Purchase Plan. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2011 Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.

If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.

New Benefits Under the 2011 Purchase Plan

Because awards to employees under the 2011 Purchase Plan are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the 2011 Purchase Plan are not determinable at this time. Therefore, we have not included a table reflecting such benefits or awards.

Based on their stockholdings as of March 31, 2011, (determined in accordance with Section 423 of the Code) all of our named executive officers (as defined in “Compensation Discussion and Analysis” below) will be eligible to participate in our 2011 Purchase Plan. As of March 31, 2011, two of our named executive officers were participants in our 2000 Employee Stock Purchase Plan. None of our non-employee directors will be eligible to participate in the 2011 Purchase Plan.

Our Board of Directors recommends a vote FOR the approval of the 2011 Employee Stock Purchase Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Natus is committed to having sound corporate governance principles. Having such principles is essential to running our business effectively and to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics which applies to all Natus employees, including our principal executive officer and principal financial officer, is available on our Internet website at http://www.natus.com. The Code of Business Conduct and Ethics can be found in the ‘Governance” section of our “Investor” webpage. Our Code of Business Conduct and Ethics complies with the rules of the SEC and the listing standards of the Nasdaq Stock Market. We have also adopted complaint procedures for accounting and auditing matters. Concerns relating to accounting, internal accounting controls or auditing matters may be brought to the attention of our Audit Committee through our anonymous reporting system described in the Code of Business Conduct and Ethics.

Board Independence

The Board has determined that, except for James B. Hawkins, our Chief Executive Officer, each of our current directors has no material relationship with Natus (either directly or as a partner, shareholder or officer of another organization that has a material relationship with Natus) and is independent within the meaning of the Nasdaq Stock Market (“Nasdaq”) director independence standards. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with Natus (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Natus) and is “independent” within the meaning of the Nasdaq director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules.

Board Structure and Committee Composition

As of December 31, 2010, our Board had six directors divided into three classes with each class being equal in number and with a three-year term for each class. As of December 31, 2010, the classes were comprised as follows:

Nominees for director whose terms will expire in 2011	Present directors whose terms expire in 2012	Present directors whose terms expire in 2013
Kenneth E. Ludlum	Doris E. Engibous	Robert A. Gunst
Mark D. Michael	William M. Moore	James B. Hawkins

We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as we believe it is in our best interests to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent members of the Board in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The membership during the last year and the function of each of the committees are described below. Each of these committees operates under a written charter adopted by the Board. All of those committee charters are available on our Internet website at http://www.natus.com. The charters can be found in the “Governance” section of our “Investor” webpage. During 2010, each director attended at least 75% of all Board and applicable committee meetings.

Name of Director	Board	Audit	Compensation	Nominating and Governance
Non-Employee Directors
Doris E. Engibous	X		X	X
Robert A. Gunst	X	X	X
Kenneth E. Ludlum*	X	X
Mark D. Michael	X	X		X
William M. Moore	X		X	X

Employee Director
James B. Hawkins	X
Number of Meetings in 2010	7	8	6	2

X  = Committee Member

*	The Board has determined that Mr. Ludlum is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission.

We encourage our directors to attend our annual meeting of stockholders and we typically hold a regularly scheduled meeting of our Board of Directors on the same day as the annual stockholders meeting. All of our directors attended the 2010 annual meeting of stockholders.

Audit Committee

The Audit Committee oversees and monitors our accounting and financial reporting processes, our financial statement audits, audits of our internal controls over financial reporting, the qualifications, independence and performance of our independent registered public accounting firm, and our internal accounting and financial controls. The Committee also pre-approves audit and non-audit services, reviews, approves and monitors our Code of Business Conduct and Ethics with respect to our Chief Executive Officer, Chief Financial Officer, and other senior financial officers, and establishes procedures for receiving and handling complaints regarding accounting, internal accounting controls, or auditing matters. The report of the Audit Committee for 2010 is included in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for determining or recommending to the Board of Directors salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans.

Under Delaware law the Compensation Committee has the ability to delegate powers to a subcommittee of its members. The Board of Directors may also delegate the right to grant certain equity awards to one or more officers of the Company, provided that such officer may not make awards to himself, and our Board of Directors has authorized our Chief Executive Officer to make aggregate grants not to exceed a specified threshold to employees who are not officers of Natus. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers and participates in the discussions of executive compensation other than the Compensation Committee’s decision-making processes with respect to the Chief Executive Officer’s compensation. Additional information about the Compensation Committee’s use of consultants and its processes is provided below under Compensation Discussion and Analysis.

Nominating and Governance Committee

The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees to the Board of Directors as well as evaluate the composition, organization and governance of the Board of Directors and its committees and to develop and recommend corporate governance principles and policies. The Nominating and Governance Committee also supervises the Board of Directors’ annual review of director independence and the Board’s performance self-evaluation.

Board of Directors’ Role in Risk Oversight

Management continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. In fulfilling this oversight role, the Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The Board performs these functions in a number of ways, including the following:

•	At its regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy, and discusses risks related to the business;

•

Our Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial and enterprise risk management, including major risk exposures, and the steps management has taken to monitor and control such exposures; and

•

Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks.

Policy for Director Recommendations and Nominations

The Nominating and Governance Committee will consider Board candidates recommended by Board members, management, and security holders. Stockholders may submit their recommendations by confidential email to BoardofDirectors@natus.com; or mail to the Chairman of our Nominating and Governance Committee, or to the Chairman of the Board of Directors, care of: Corporate Secretary, Natus Medical Incorporated, 1501 Industrial Road, San Carlos, CA 94070.

A stockholder seeking to recommend a nominee to the Nominating and Governance Committee should provide the information required by our Bylaws for stockholders directly nominating a person for election as a director at a stockholders’ meeting.

Our Bylaws also contain procedures by which stockholders may submit nominations for election at the Annual Meeting of Stockholders. Stockholders may receive a copy of our Bylaws by making a written request to the Secretary of the Company. We did not receive any recommendations for nominees from stockholders for consideration in this Proxy Statement.

Listed below are the minimum qualifications that the Nominating and Governance Committee believes must be met by all Board nominees:

•

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, health care, and technology, and in areas that are relevant to our global activities;

•

Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus Board; and

•

Director nominees must have demonstrated a history of good business judgment, and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good outside directors of a public company.

The following are specific qualities or skills that the Nominating and Governance Committee believes are necessary for one or more of the Company’s directors to possess:

•	Experience with a publicly traded company as a proactive and diligent outside director desirable;

•	Proven ability to understand the dynamic between management and Board members, and to effectively manage that dynamic for the benefit of the Company is important;

•	Experience with Wall Street, transactions, and managing operations is helpful; and

•	Some understanding of the medical device market is also helpful.

Members of the Nominating and Governance Committee will use their professional contacts to identify nominees. If necessary, outside recruiters will also be used. The Chairman of the Nominating and Governance Committee will collect and organize the data on potential nominees, and with the help of the Secretary of the Company will undertake initial due diligence evaluation into nominee qualifications and background. Members of the Nominating and Governance Committee, as well as the Chairman of the Board of Directors and all Board members, will interview those candidates that are nominated by the Committee. The full Board votes to approve nominees after considering the recommendation of the Nominating and Governance Committee.

While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee our business.

Certain Relationships and Policies on Related Party Transactions

The Company has adopted and maintains a Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Company’s Board of Directors, all executive officers of the Company, and to all other persons who are employees of the Company. This Code covers matters that the Company believes are supportive of high standards of legal and ethical business conduct, including those relating to fair dealing with those with whom the Company does business, the avoidance of conflicts of interest, confidentiality, the protection of corporate assets, special obligations applicable to those involved in our financial reporting, the Company’s obligation to make full, fair, accurate and timely disclosure in its filings with the Securities and Exchange Commission and in other public communications, compliance with laws, insider trading, and the reporting of violations of the Code. The Code can be found at the Company’s website, www.natus.com, under “Investors/Governance/Governance Policies.”

The Code does not distinguish between potential conflict of interest transactions with executive officers or directors and those with other employees. It notes that all covered persons must avoid situations where their interests conflict, or would appear to conflict, with those of the Company. The Code notes that it is not possible to list all types of conflict situations, but provides examples of several types of scenarios that would involve a conflict of interest, including:

•	Use of Company property

•	Dealings with customers and suppliers

•	Interests in or relationships with other companies

•	Dealings with relatives

•	Reporting obligations

•	Loans

The Code requires that covered persons report to the Company’s Chief Executive Officer any ownership interest or other relationship that might affect their ability to exercise impartial, ethical judgments. The Code does not expressly set forth the standards that would be applied in reviewing or approving transactions in which directors or executive officers of the Company have a material interest. In general, any such transactions that are so identified would be submitted for approval to the Audit Committee of the Board of Directors, which is authorized by the Charter of the Audit Committee to review related party transactions. The Company expects that in reviewing, and potentially approving, any such transactions, that the Audit Committee would be provided with all material facts relative to the proposed transaction, the nature and extent of the director’s or executive officer’s interest in the transaction, and the terms upon which the products, services or other subject matter of the transaction could be provided by alternative sources. The Company further expects that any such transaction would be approved only if the Audit Committee determined that it was in the interest of the Company to proceed with it. The Company expects that pre-approval would be sought for any such transaction whenever practicable, and if pre-approval is not obtained, any such transaction would be submitted for ratification as soon as practicable.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Moore, Ms. Engibous and Mr. Gunst. Mr. Moore was our Chief Executive Officer from April 1989 to May 1992. During 2010, Mr. Hawkins, our Chief Executive Officer, participated in discussions and decisions of the Compensation Committee regarding salaries and incentive compensation for our executive officers, but he was excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Communicating with our Board

Any stockholder of Natus or any other party interested in communicating with the Board may contact any of our directors by writing to them c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Stockholders may also communicate with the Board on a confidential basis by sending an email to BoardofDirectors@natus.com. The Nominating and Governance Committee has approved a process for handling stockholder communications received by the Company. Under that process, the corporate Secretary may review all stockholder communications and has the authority to disregard any communications that are inappropriate or irrelevant to Natus and its operations, or to take other appropriate actions with respect to such communications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 1, 2011, concerning:

•	Beneficial owners of more than 5% of Natus common stock;

•	Beneficial ownership by current Natus directors and nominees, and the named executive officers set forth in the “Summary Compensation Table”; and

•	Beneficial ownership by all current Natus directors and executive officers as a group.

The information provided in the table is based on Natus’ records, information filed with the Securities and Exchange Commission and information provided to Natus, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the record date through the exercise of any stock option or other right. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 29,002,050 shares of common stock outstanding on April 8, 2011, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after April 8, 2011.

SECURITY OWNERSHIP TABLE

Name and Address	Shares Owned	Right to acquire beneficial ownership under options exercisable within 60 days	Total Owned	Percent of Class
Principal Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (1)	2,993,599	—	2,993,599	10.3%

The D3 Family Funds 19605 NE 8th Street Camas, WA 98607 (2)	2,188,496	—	2,188,496	7.5%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA, 19355 (3)	1,553,423	—	1,553,423	5.4%

Directors, Nominees and Named Executive Officers
John T. Buhler (4)	60,000	—	60,000	*
D. Christopher Chung, M.D. (5)	46,041	274,833	320,874	1.1%
Doris E. Engibous (6)	20,250	67,500	87,750	*
Robert A. Gunst (6)	7,000	62,500	69,500	*
James B. Hawkins (7)	216,315	730,147	946,462	3.2%
Kenneth E. Ludlum (8)	63,950	20,000	83,950	*
Mark D. Michael (6)	25,250	67,500	92,750	*
William L. Mince (9)	75,541	164,833	240,374	*
William M. Moore (10)	107,952	87,500	195,452	*
Steven J. Murphy (11)	57,236	239,833	297,069	1.0%
Kenneth M. Traverso (12)	113,486	309,833	423,319	1.4%
All Directors and Executive Officers as a group (11 persons) (13)	793,021	2,024,479	2,817,500	9.1%

*	Represents holdings of less than one percent.
(1)	Based on information reported on Schedule 13-G filed with the Securities and Exchange Commission on February 28, 2011 by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. BlackRock has sole voting and investment power with respect to all of these shares.
(2)	Based on information reported on Form 13-G/A filed with the Securities and Exchange Commission on March 25, 2011. Nierenberg Investment Management Company, Inc. is the general partner of several entities that hold our common stock, including the D3 Family Bulldog Fund L.P., the D3 Offshore Fund L.P., the D3 Family Fund L.P., and the D3 Family Canadian Fund L.P., collectively, the D3 Family Funds. Nierenberg Investment Management Company has sole voting and investment power with respect to all of these shares.
(3)	Based on information reported on Schedule 13-G filed with the Securities and Exchange Commission on February 9, 2011 by The Vanguard Group. Inc. (“Vanguard”). Vanguard is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934. Of Vanguard’s total shares, the voting power of 42,402 shares is shared with Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard. Vanguard has sole voting and investment power over remaining shares owned by Vanguard.

(4)	All shares subject to a right of repurchase by the Company that expires as to 30,000 shares in February 2013, 15,000 shares in February 2014, and 15,000 shares in February 2015.
(5)	Includes 40,500 shares subject to a right of repurchase by the Company that expires as to 15,000 shares in August 2011, 14,000 shares in August 2012, 8,250 shares in August 2013, and 3,250 shares in August 2014.
(6)	Includes 5,000 shares subject to a right of repurchase by the Company that expires on June 3, 2011.
(7)	Includes 151,250 shares subject to a right of repurchase by the Company that expires with respect to 54,375 shares in August 2011, 53,125 shares in August 2012, 31,250 shares in August 2013, and 12,500 shares in August 2014.
(8)	Includes 4,000 shares held by The Ludlum Family Trust and 5,000 shares subject to a right of repurchase by the Company that expires on June 3, 2011.
(9)	Includes 2,500 shares held in a 401(k) for Mr. Mince’s benefit and 40,500 shares subject to a right of repurchase by the Company that expires as to 15,000 shares in August 2011, 14,000 shares in August 2012, and 8,250 shares in August 2013, and 3,250 shares in August 2014.
(10)	Includes 79,892 shares held by The Moore Family Trust and 4,150 shares held by Mr. Moore’s spouse. Also includes 5,000 shares subject to a right of repurchase by the Company that expires on June 3, 2011.
(11)	Includes 40,500 shares that are subject to a right of repurchase by the Company that expires as to 15,000 shares in August 2011, 14,000 shares in August 2012, 8,250 shares in August 2013, and 3,250 shares in August 2014.
(12)	Includes 8,572 shares held by the Traverso Family Trust, 10,500 shares held in an IRA for the benefit of Mr. Traverso and 4,100 shares held in an IRA for the benefit of Mr. Traverso’s spouse. Also includes 40,500 shares subject to a right of repurchase by the Company that expires as to 15,000 shares in August 2011, 14,000 shares in August 2012, 8,250 shares in August 2013, and 3,250 shares in August 2014.
(13)	Includes all shares referenced in notes 4 through 12 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2010, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to us, and the written representations of our directors, executive officers and 10% stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our executive compensation program is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, to retain those individuals who continue to perform at or above the levels that we expect and to closely align the compensation of those individuals with the performance of our Company on both a short-term and long-term basis.

Executive Summary

Although our markets have not yet returned to the pre-recession level of activity, the Company’s performance and management actions during 2010 have positioned us well for future success.

Despite the uncertain global economy, our performance in 2010 was strong:

•	Revenues increased by $52 million or 31% over 2009, and in the fourth quarter we achieved a long-standing goal of reaching an annual revenue run rate of $250 million;

•

Income from operations increased by approximately 16% to $11.9 million, which included restructuring charges of approximately $3.9 million for which there was no corresponding charge in 2009 and which we think will position us for more efficient operations in 2011 and future periods;

•	We generated cash flow from operations of over $11 million;

•	We successfully completed the acquisition of Medix in October 2010 which expanded our worldwide operations into South America and expanded our product line;

•	We completed important reorganizations that helped to integrate and improve the efficiencies of operations gained through the Alpine Biomed and Medix acquisitions; and

•

Our search for an experienced medical device industry executive to strengthen our management team successfully culminated with our appointment of a new President and Chief Operating Officer in early 2011.

Our Compensation Committee made the following key pay decisions for our Named Executive Officers for 2010:

•	For the second consecutive year we made no salary increases;

•

We increased the bonus target percentage by five percentage points for each Named Executive Officer to further strengthen our pay-for-performance alignment because we found that our cash bonus opportunities had fallen farther behind our peers than our Compensation Committee deemed advisable;

•	We made actual annual incentive payouts under our 2010 Cash Incentive Plan at 78% of target based on achieving performance at 91% of the target level;

•

The annual equity grants made in 2010 resulted in a drop in our “burn rate” from 3.5% in 2009 to 2.4% in 2010 (burn rate representing annual equity award shares as a percentage of shares outstanding); and

•	As in prior years, we do not provide supplemental executive benefits, or perquisites, to our executive employees.

As described below, our Compensation Committee makes other decisions designed to promote responsible and effective pay practices, including that our change in control arrangements provide severance payments only upon “double trigger” (change in control and termination) and we do not provide for excise tax gross-ups.

Our Business and Our Compensation Philosophy

We believe that opportunities exist for us to increase stockholder value by increasing the revenue base, and by doing so the income earning capacity, of our Company. We seek growth in two ways, through organic growth involving, primarily, the introduction of existing products into new markets and the internal development of new products, and through acquisitions of complementary products and businesses. Our business plans challenge our executives to seek growth through both of these means, and we expect over time to achieve a higher level of growth than could be achieved through either of them alone. Further, we expect our business, including the businesses that we acquire, to be operated efficiently so that earnings can grow as we increase revenue.

Pursuit of this business model is demanding on our executives. They must implement efforts to enhance sales opportunities of existing products, oversee effective and efficient new product development and enhancements, successfully identify and complete the acquisition of complementary products and businesses and integrate these operations with our existing businesses, as well as conduct our business in an efficient manner.

In consideration of these factors, the primary objectives of our executive compensation are:

Retain Qualified Executive Talent.    We have increased our revenue nearly five-fold over the five year period from 2006 to 2010 and seven-fold from 2003 to 2010. During the period from 2003 to 2010 we completed eleven acquisitions of companies with principal offices in six different countries. We believe that maintaining continuity within our executive team has contributed significantly to our ability to achieve this growth. Our business is competitive and our headquarters are in an area where there is significant competition for executive talent. In light of these factors, a key objective of our compensation is to allow us to retain qualified executives. We believe that our ability to keep our senior executive team intact since 2003 reflects some measure of success of our compensation programs.

Attract Qualified Executives.    We understand that we may find it in our interests to, or may be required to, add new individuals to our executive team from to time, as was the case with our creating and filling the new President and Chief Operating Officer position in early 2011. For us to be appropriately positioned to attract new talent as needed, we must be prepared to, and perceived as an employer that is willing to, offer competitive compensation.

Link Compensation to Achievement of Our Business Objectives.    We believe that earnings growth is the performance factor most capable of increasing stockholder value for the Company. As a result, we believe that a significant portion of the current period cash compensation that our executives are eligible to receive should be tied to attainment of the earnings target incorporated into our annual business plan, and that if we achieve our plans our executives should be rewarded commensurately.

Provide Direct Incentives for the Enhancement of Stockholder Value Over the Long Term.    The effectiveness of our management in operating our business has a strong influence on the value of our common stock over time. We believe that our executives should be positioned to share, with our stockholders, in the gains and losses from changes in the value of our common stock over time and that this form of compensation will further motivate our executives to seek to increase long-term stockholder value.

Elements of Compensation

Our executive officers’ compensation currently has two primary elements of compensation: (i) cash compensation in the form of salary and annual incentive awards, and (ii) equity awards in the form of stock option grants and restricted stock awards. In addition, we provide our executive officers with benefits that are available generally to all salaried employees.

We believe that we would impair our ability to retain our executives or, as required, attract new executives if we did not offer a competitive salary. As such, our goal is to provide salaries that are sufficient to make us reasonably confident of our ability to retain our executive team without overpaying. We further believe that a substantial portion of the cash compensation that our executives are eligible to receive should be directly tied to corporate performance. We believe that our annual business plans represent reasonably challenging targets. Our long-term equity-based incentive awards are designed to provide a competitive compensation package and to motivate our executives to increase stockholder value. We explain below with greater specificity how the Compensation Committee determines the amount paid or granted under such element.

In establishing compensation, we take into account the compensation that is payable by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives. To this end, our Compensation Committee works with management and an outside compensation consultant to define the criteria used to identify appropriate market comparisons for establishing compensation levels and the mix of salary, incentive compensation, and equity compensation. When determining our peer companies, we focus on identifying companies with whom we compete directly for customers and employees, as well as other medical device companies, and in particular focus on companies headquartered in the San Francisco Bay Area. In addition, we select companies that are similar to our size, limiting the peer group to companies whose trailing twelve month revenue is within a range of approximately 0.5x to 2.0x of our projected annual revenue.

Each year the Compensation Committee considers whether it is necessary to have a formal report produced by a compensation consultant for all of the peer group companies. In the years a formal report is not produced, the Compensation Committee directs the consultant to review the prior report and compensation changes reported by the peer companies in the following year or years in helping the Committee arrive at compensation levels relative to the peer group that are consistent with our goals as described below. We received a formal report from our consultant in December 2009 to assist the Committee in its deliberations for 2010 compensation. The peer companies that we reviewed at that time were: Abaxis; Accuray; Analogic; AngioDynamics; Aspect Medical; Cardiac Science; Cyberonics; I-Flow; Omnicell; Sonosite; Thoratec; Volcano; and Zoll Medical. The peer group was revised from the group last developed for our compensation decisions because three members of the prior peer group were acquired and one company was regarded as no longer comparable to the Company. For the purpose of establishing competitive compensation ranges for elements of compensation, Towers Watson, our compensation advisor, considered the most recently reported compensation information for the peer group companies as well as the applicable compensation survey information based on our size and industry.

Towers Watson has worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of our Compensation Committee chair and in the capacity of our Compensation Committee’s agent. To date, Towers Watson has not undertaken any projects for management.

In determining the compensation of each of our executive officers, other than the Chief Executive Officer, our Compensation Committee considers the recommendations of the Chief Executive Officer.

We view the cash and equity elements of compensation as distinct. We think that each of these main components must be perceived by our executives as largely competitive with the corresponding compensation element paid by our peer companies. While we view cash and equity elements of compensation as distinct, we do link these two components of compensation insofar as it is our goal to establish aggregate cash and equity compensation that is near the median of our peer group, assuming achievement of target level of performance.

Because we seek to provide cash compensation that our executives regard as competitive with relevant market conditions, when setting salaries and aggregate cash compensation we are mindful of the corresponding amounts of cash consideration of our peer group. However, we may set an individual officer’s salary and target bonus above or below median levels of our peer group, as determined to be appropriate by the Compensation Committee. We believe that this approach is sufficient to achieve our retention goals. For the achievement of performance goals above plan, our executives can earn aggregate cash consideration that is substantially above the median level of the peer group. We believe that this is appropriate because we adopt business plans that are a challenge for us to achieve, and we believe that if our executives exceed the demanding targets in these plans they should be eligible to receive higher levels of compensation. This being the case, we have not undertaken to determine the extent to which our performance targets are more or less difficult to achieve than those of our peer group because we did not think that it would be feasible to do so.

We view our compensation decisions as an exercise in paying competitive compensation, with desired performance goals, on an annual basis. Our cash compensation is not tied to performance beyond one year. Our equity awards vest over a period of time, and as such are impacted by the value of our common stock over the life of the option or the vesting period of the restricted stock, as the case may be. We do not take account of prior wealth accumulation by our executives from the receipt of cash on exercise or vesting of equity awards as we do not believe these prior period returns provide a significant motivation or retention benefit in the current period. Further, we do not set the compensation of our executives at any multiple or ratio to the compensation of other executives or employees. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and immediate compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, other than as described below for the manner in which we make stock option and restricted stock awards to executives.

Our Compensation Committee’s current intent is to perform on a regular basis a strategic review of our executive officers’ overall compensation packages to determine whether they provide adequate incentives and motivation and whether they adequately compensate our executive officers relative to comparable officers in our peer group companies.

Cash Compensation Element

Our Compensation Committee reviews the base salaries of our executives annually and may adjust an officer’s salary if it determines that such a change is merited on the basis of the officer’s personal performance and market conditions. In light of challenging world-wide economic conditions and the impact of these conditions on our operating results, our executive officers did not receive salary increases in either of 2010 or 2009.

Our 2010 incentive plan was, and our 2011 incentive plan is, based on the attainment of the pre-tax earnings measure that is contained in the business plan approved by our Board of Directors for the operation of our business for the full year. We choose this single metric because we believe that over time our earnings are the key driver of stockholder returns. We chose pre-tax earnings in particular as various factors, some of which we have limited ability to control, impact our effective tax rate. For purposes of our annual incentive plan, pre-tax earnings are adjusted if our actual results are affected by discrete events that we did not anticipate, and if we believe these are events for which our management should not bear the benefit or detriment in the current period, by adjusting the pre-tax earnings up or down based on the estimated impact of those events. We also may adjust individual compensation based on our assessment of individual performance. We believe that the use of a single metric for all executives motivates our executives to work cohesively. Further, we think the benefits of this type of incentive plan that encourages a concerted effort among our executive team outweigh the potential benefits that we could achieve by seeking to motivate executives on an individual basis with personal performance targets.

In December 2009, our Compensation Committee approved the 2010 Cash Incentive Plan for our executive officers for 2010. The target performance factor under our 2010 Cash Incentive Plan was set based on our achieving the GAAP income before provision for income tax target contained in the 2010 business plan adopted by our Board of Directors in December 2009, which was $24.1 million. The target bonus for our Chief Executive Officer was set at 80% of base salary compared to 75% of base salary for 2009 and the target bonus for Dr. Chung and Messrs. Mince and Murphy was set at 45% of their respective 2010 base salaries compared to 40% of base salary for 2009. The target bonus for Mr. Traverso was set at 32% of base salary compared to 27% of base salary for 2009. The target bonus percentage was increased by five points for each of our executives due to our determination that target bonus had fallen father below the peer group median than we thought was desirable.

Under the 2010 Cash Incentive Plan, if the income before provision for income tax presented in our GAAP based financial statements, as adjusted (“adjusted GAAP results”), was 100% of the pre-tax profit contained in the business plan (the “business plan profit”) then the bonus amount was the target amount. If the adjusted GAAP results were less than 80% of the business plan profit then no bonus was payable under the plan. If the adjusted GAAP results were between 80% and 120% of the business plan profit, then the bonus payable under the plan was adjusted linearly from 50% of the target amount to 150% of the target amount. The Chief Executive Officer’s cash bonus could have ranged from 40% to a maximum of 120% of 2010 base salary, and the cash bonuses for Dr. Chung and Messrs. Mince and Murphy could have ranged from 22.5% to a maximum of 67.5% of their respective 2010 base salaries. Mr. Traverso’s cash bonus could have ranged from 16% to 48% of his 2010 base salary.

Our 2010 pre-tax profit, as adjusted to eliminate restructuring costs related to the Alpine Biomed and Medix acquisitions, which were consummated in September 2009 and October 2010, respectively, and the acquisition costs associated with the Medix acquisition, was 91% of the pre-tax profit contained in the business plan and, therefore, incentive payments of 78% of the target bonus amounts were earned under the plan and paid in March 2011. In December 2010, the Compensation Committee approved 2011 salary increases of approximately 7% for the executive officers. We increased salaries after determining that our executives’ salaries had fallen further below the median of our peer group than we had deemed desirable after leaving salaries unchanged the prior two years, and after considering where the executives stood relative to the peer group median for aggregate compensation. Also in December 2010, the Committee approved the 2011 Cash Incentive Plan. The 2011 incentive plan remained unchanged from the prior year, having the same percentage minimums, targets and maximums for each of the executive officers as described above for the 2010 incentive plan. As in 2010, in addition to his 2011 base salary and any incentive plan payments, Mr. Traverso will receive payments made pursuant to a sales commission plan that is paid on a regular basis. Payment of any bonus under the 2011 incentive plan is, once again, based on the attainment of adjusted GAAP results compared to the pre-tax profit contained in the Company’s 2011 business plan.

We believe that the 2011 business plan was developed using the same philosophy as was employed in setting the plans for 2010, 2009 and 2008.

Equity-Based Compensation Element

Equity-based compensation provides employees with a common interest with our stockholders to increase the value of our common stock. Equity awards are granted to employees, including our executive officers, in the form of stock options, restricted stock and restricted stock units, which in the case of options are granted with an exercise price equal to the fair market value on the date of grant. Stock options have value only if the stock price increases over time and the value of restricted stock awards increases over time as the stock price increases. In addition, equity grants help retain key employees because they typically cannot be fully exercised or are subject to a right of repurchase for four years and, in the case of options, if not exercised, are forfeited if the employee leaves the employ of the Company. The four-year vesting schedule also helps focus our employees on long-term performance. In 2006, our Board of Directors reduced the term of options that we grant from ten years to six years in order to reduce the expense of such options under Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”).

We intend to grant equity awards to our executives having a fair market value such that the level of each of our executive’s aggregate compensation is generally consistent with the median level of our peer group assuming the achievement of target levels of performance. Since 2006, we have sought to achieve the equity portion of aggregate compensation through stock option grants and restricted stock awards, with each form approximating half of the value of the annual equity award.

Equity-based compensation is granted to executive officers when the executive first joins us. Additional equity-based compensation may be granted in connection with a significant change in responsibilities. Further, we typically make annual equity awards to our executive officers, as was the case in 2010 based on the factors noted above. The Compensation Committee’s procedure for timing of equity awards (restricted stock and stock options) provides assurances that grant timing is not being manipulated to result in a price that is favorable to employees. We generally expect to make annual equity awards at the Compensation Committee meeting held in connection with the Company’s annual meeting of stockholders. The exercise price for all option grants is the closing price on the last completed day of trading prior to the meeting of the Compensation Committee at which the options are granted.

Employment Agreements and Change in Control Arrangements

We entered into employment agreements with William M. Mince and Kenneth M. Traverso in November 2002, with D. Christopher Chung, M.D. in March 2003, with Steven J. Murphy in May 2003, all of which agreements were amended in December 2008, and with James B. Hawkins in April 2004, which agreement was amended in April 2008 and again in December 2008. We entered into an employment agreement with John T. Buhler on February 14, 2011. Other than Mr. Hawkins, the terms of these agreements are substantially the same. Upon termination of employment for cause, death, or disability, the executive will only be eligible for severance benefits, if any, in accordance with the Company’s established policies for all employees as then in effect, which consist primarily of short-term disability and group life insurance benefits.

Should an officer’s, other than Mr. Hawkins’, employment with us terminate for other than cause, death or disability, the officer shall be entitled to:

•

Receive continuing payments of severance pay, less applicable withholding taxes, at a rate equal to the officer’s then current base salary rate for a period of twelve months commencing with the latest payroll date that is also within 70 days from the date of “separation from service” (with earlier commencement possible only if in compliance with Section 409A of the Internal Revenue Code and with payments that would have been made on earlier payroll dates, but for this provision, cumulated and paid on such payroll date);

•

The immediate vesting and exercisability of any unvested stock options, restricted stock, or other equity awards, which in the case of stock options would be exercisable for a period of 30 days after such termination; and

•

Continued payment by the Company of COBRA benefits through the lesser of (i) eighteen months from the effective date of such termination, (ii) the date upon which the officer and the officer’s eligible dependents become covered under similar plans, or (iii) the date the officer no longer constitutes a “Qualified Beneficiary”, as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended.

These agreements also provide for the same severance benefits as above if the officer terminates his employment for “good reason” within 12 months following a change-in-control transaction. Employment termination is for “good reason” if it follows a material reduction in the officer’s duties or responsibilities, a reduction in base salary, a material reduction in employee benefits, relocation of more than 35 miles from the officer’s present location, or the failure of a successor entity to assume the employment agreement. A change in control for such employment agreements is a transaction by which someone acquires more than 50% of the Company’s outstanding voting power, a change in the Board of Directors within a two year period such that fewer than a majority are incumbent directors, a merger or consolidation following which the stockholders of the Company own 40% or less of the combined voting power of the Company or the surviving entity, or the sale of all or substantially all of the assets of the Company.

Should Mr. Hawkins’ employment with us terminate for other than cause, death or disability, Mr. Hawkins shall be entitled to:

•	Receive a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes equal to his then current base salary;

•

The immediate vesting of any unvested stock options, restricted stock, or other equity awards, which in the case of stock options would be exercisable for a period of 30 days after such termination; and

•

Continued payment by the Company of COBRA benefits through the lesser of (i) twelve months from the effective date of such termination, or (ii) the date upon which he or his eligible dependents become covered under similar plans.

Pursuant to the amendment to Mr. Hawkins employment agreement in April 2008, the agreement provides that if within twelve months of a change in control transaction Mr. Hawkins terminates his employment for “good reason” or is terminated without cause, then Mr. Hawkins will receive a lump sum payment due and payable within thirty (30) days after the date of separation, less applicable withholding taxes, equal to two times the sum of (i) the greater of his then current base salary rate and his base salary rate in effect immediately prior to the change in control transaction and (ii) the greater of 100% of his target bonus then in effect and 100% of his target bonus as in effect immediately prior to the change in control transaction; (iii) continued provision of COBRA or similar benefits through the lesser of twenty-four months or the date upon which Mr. Hawkins becomes covered under similar plans; and (iv) the immediate vesting of unvested stock options, restricted stock and other equity awards. Employment termination is for “good reason” if it follows a material reduction in the officer’s duties or responsibilities, a material reduction in base salary, a material reduction in employee benefits, relocation of more than 35 miles from the officer’s present location, or the failure of a successor entity to assume the employment agreement. A change in control for purposes of this employment agreement is a transaction by which someone acquires more than 50% of the Company’s outstanding voting power, a merger or consolidation following which the stockholders of the Company own 40% or less of the combined voting power of the Company or the surviving entity, stockholder approval of a plan to liquidate the Company, or the sale of all or substantially all of the assets of the Company.

To be eligible for termination benefits, the executive must comply with certain non-compete and non-solicitation provisions and retention is conditioned on execution of a release of claims.

The base salaries for our executive officers for 2010 were as follows: James B. Hawkins, $425,000; Steven J. Murphy, $250,000; D. Christopher Chung, $240,000; William M. Mince, $260,000; and Kenneth M. Traverso, $240,000. Mr. Traverso also received payments made pursuant to a sales commission plan totaling $82,874 that were paid on a regular basis throughout the year.

We believe that these agreements appropriately balance our needs to offer a competitive level of severance protection to our executives and to induce our executives to remain in our employ through the potentially disruptive conditions that may exist around the time of a change in control, while not unduly rewarding executives for a termination of their employment. We note that our change in control terms include so-called “double trigger” provisions, so that the executive is not entitled to the severance payment by the mere occurrence of the change in control. This feature, we believe, will be an incentive to the executive to remain in the employ of the Company if such continuation is required by our partner in a change in control transaction.

Our Amended and Restated 2000 Stock Awards Plan provides for the grant of options to purchase our common stock to employees and consultants. Prior to June 14, 2006, options granted to employees had a contractual term of ten years; options granted since June 14, 2006 have a contractual term of 6 years. The plans provide that after certain “change in control” events (as defined in the plan), including, for example, our merger with or into another corporation or the sale of all or substantially all of our assets, outstanding options may be assumed or equivalent options may be substituted, by the successor corporation. Thereafter, if the optionee’s status as our employee or employee of the successor corporation is terminated within 12 months other than by a voluntary resignation or termination for cause, the option may become fully exercisable. Further, if the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option becomes fully vested and exercisable.

For further detailed financial information concerning the severance and change in control arrangements with our executive officers, please see the tabular information contained in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we intend to be comparable to those provided at peer companies.

Accounting Treatment

We account for equity compensation paid to our employees under ASC Topic 718 which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is accrued. We structure the cash compensation element of our incentive compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options granted at fair market value should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to employees.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). Our primary objective in designing and administering compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, we also intend to attempt to structure compensation programs such that compensation paid thereunder will be tax deductible by us. In general, stock options granted under our stock option plans are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering our compensation programs.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation of our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers (the “named executive officers”), all of whom were serving as executive officers of the Company as of December 31, 20101.

Name and Principal Position	Year	Salary	Bonus [3]	Stock Awards [4]	Option Awards [4]	Non-Equity Incentive Plan Compen- sation [5]	All Other Compen- sation [6]	Total
James B. Hawkins	2010	$425,000	$—	$839,000	$559,350	$270,000	$4,306	$2,097,656
President and Chief Executive Officer	2009	425,000	216,900	804,750	550,860	—	3,466	2,000,976
	2008	425,000	—	753,375	474,533	189,461	3,466	1,845,835

Steven J. Murphy	2010	250,000	—	218,140	145,431	88,000	4,306	705,877
Vice President Finance and Chief Financial Officer	2009	250,000	68,000	139,490	146,896	—	4,306	608,692
	2008	250,000	—	200,900	126,542	59,439	4,306	641,187

D. Christopher Chung, M.D.	2010	240,000	—	218,140	145,431	85,000	3,130	691,701
Vice President Medical Affairs and R&D	2009	240,000	65,300	139,490	146,896	—	3,130	594,816
	2008	240,000	—	200,900	126,542	57,061	3,130	627,633

William M. Mince	2010	260,000	—	218,140	145,431	92,000	4,306	719,877
Vice President North American Operations	2009	260,000	70,700	139,490	146,896	—	4,306	621,392
	2008	260,000	—	200,900	126,542	61,816	4,306	653,564

Kenneth M. Traverso[2]	2010	322,874	—	218,140	145,431	60,000	3,466	749,911
Vice President, Marketing and Sales	2009	288,910	44,200	139,490	146,896	—	3,183	622,679
	2008	309,011	—	200,900	126,542	38,516	3,183	678,152

(1)	Each of the named executive officers has an Employment Agreement with us that provided for an initial base salary that is subject to subsequent review and to adjustments. These agreements provide that the executive’s employment with us is on an “at will” basis. These agreements also provide for certain payments and other benefits upon termination of employment in certain circumstances, as further described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above, and in the “Potential Payments Upon Termination or Change in Control” section below.
(2)	For Mr. Traverso, the amount included in the “Salary” column consists of a base salary plus a commission that is based on sales of the Company that is paid on a regular basis throughout the year.
(3)	The amounts in this column represent discretionary cash bonuses approved by our compensation committee for 2009 performance that were paid in March 2010.
(4)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant-date fair value of the awards on the date of grant, computed in accordance with ASC Topic 718, except that in the case of option awards, a forfeiture rate of zero percent has been used. The assumptions we use in calculating these amounts, other than the exclusion of the impact of estimated forfeitures, are discussed in Note 11-Share Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See the “Grants of Plan Based Awards Table” for more information regarding the equity awards granted by the Company in 2010. Refer to the “Compensation Discussion and Analysis” above for a discussion of these awards.
(5)	The amounts reflect bonuses under our cash incentive plan for 2008 and 2010 performance that were paid in March 2009 and March 2011, respectively. See the “Grants of Plan Based Awards Table” for more information regarding non-equity incentive plan compensation. Refer to the “Compensation Discussion and Analysis” above for a discussion of non-equity incentive plan compensation.
(6)	The amounts included in the “All Other Compensation” column consist of matching contributions paid by the Company into our 401(k) plan on behalf of the named executive officers and the value of group life insurance benefits.

GRANTS OF PLAN BASED AWARDS—FISCAL 2010

This table discloses the actual numbers of stock options and restricted stock awards granted to our Named Executive Officers in 2010 and the grant date fair value of these awards. It also captures estimated possible payouts under the Company’s 2010 non-equity incentive plan.

Name	Grant Date	Estimated Possible Payouts Under Non-equity Incentive Plan Awards [1]			All Other Stock Awards: Number of Shares of Stock or Units [2]	All Other Option Awards: Number of Securities Underlying Options [3]	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) [4]
		Threshold ($)	Target ($)	Maximum ($)
Mr. Hawkins	—	$170,000	$340,000	$510,000
	06/03/2010				50,000			$839,000
	06/03/2010					100,000	$16.78	559,350

Mr. Murphy	—	$56,250	$112,500	$168,750
	06/03/2010				13,000			218,140
	06/03/2010					26,000	16.78	145,431

Dr. Chung	—	$54,000	$108,000	$162,000
	06/03/2010				13,000			218,140
	06/03/2010					26,000	16.78	145,431

Mr. Mince	—	$58,500	$117,000	$175,500
	06/03/2010				13,000			218,140
	06/03/2010					26,000	16.78	145,431

Mr. Traverso	—	$35,100	$70,200	$105,300
	06/03/2010				13,000			218,140
	06/03/2010					26,000	16.78	145,431

(1)	Each of the named executive officers had a range of payouts targeted for 2010 non-equity incentive compensation under our 2010 Cash Incentive Plan, based on the Company’s performance as described in “Compensation Discussion and Analysis” above.
(2)	Each of the named executive officers received a grant of restricted shares in 2010 that vest as follows: 50% in August 2012, 25% in August 2013, and 25% in August 2014.
(3)	Each of the named executive officers received a grant of stock options in 2010. Options were granted with an exercise price equal to the fair market value on the date of grant, which was based on the closing price of the Company’s common stock immediately prior to the award. The shares vest ratably over a 48 month period and may be exercised for six years from the date of grant. Refer to the “Compensation Discussion and Analysis” above for a description of our equity based compensation practices.
(4)	Represents the grant-date fair market value of restricted stock awards and stock options granted to the named executive officers in 2010 computed in accordance with ASC Topic 718, except that in the case of option awards, a forfeiture rate of zero percent has been used. The assumptions we use in calculating these amounts, other than the exclusion of the impact of estimated forfeitures, are discussed in Note 11-Share Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards [1]					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [5]
Mr. Hawkins						151,250	$2,144,725
	12,500	87,500	$16.78	06/03/2016	[4]
	56,250	93,750	10.73	06/03/2015	[4]
	46,875	28,125	20.09	06/09/2014	[4]
	46,875	28,125	20.09	06/09/2014	[4]
	52,500	7,500	15.92	06/13/2013	[4]
	80,000	—	11.32	06/14/2012	[4]
	120,000	—	10.03	06/09/2015	[3]
	319,834	—	4.07	04/08/2014	[2]

Mr. Murphy						40,500	574,290
	3,250	22,750	16.78	06/03/2016	[4]
	15,000	25,000	10.73	06/15/2015	[4]
	12,500	7,500	20.09	06/09/2014	[4]
	17,500	2,500	15.92	06/13/2013	[4]
	30,000	—	11.32	06/15/2012	[4]
	50,000	—	10.03	06/09/2015	[3]
	40,000	—	4.51	02/25/2014	[3]
	35,000	—	4.11	05/30/2013	[3]
	25,000	—	3.45	11/12/2012	[2]

Dr. Chung						40,500	574,290
	3,250	22,750	16.78	06/03/2016	[4]
	15,000	25,000	10.73	06/15/2015	[4]
	12,500	7,500	20.09	06/09/2014	[4]
	17,500	2,500	15.92	06/13/2013	[4]
	30,000	—	11.32	06/15/2012	[4]
	50,000	—	10.03	06/09/2015	[3]
	50,000	—	4.51	02/25/2014	[3]
	50,000	—	3.50	05/30/2013	[3]
	25,000	—	3.45	11/12/2012	[2]
	10,000	—	4.70	04/12/2012	[3]

Mr. Mince						40,500	574,290
	3,250	22,750	16.78	06/03/2016	[4]
	15,000	25,000	10.73	06/15/2015	[4]
	12,500	7,500	20.09	06/09/2014	[4]
	17,500	2,500	15.92	06/13/2013	[4]
	30,000	—	11.32	06/15/2012	[4]
	50,000	—	10.03	06/09/2015	[3]
	25,000	—	4.51	02/25/2014	[3]

Mr. Traverso						40,500	574,290
	3,250	22,750	16.78	06/03/2016	[4]
	15,000	25,000	10.73	06/15/2015	[4]
	12,500	7,500	20.09	06/09/2014	[4]
	17,500	2,500	15.92	06/13/2013	[4]
	30,000	—	11.32	06/15/2012	[4]
	50,000	—	10.03	06/09/2015	[3]
	50,000	—	4.51	02/25/2014	[3]
	50,000	—	3.50	05/30/2013	[3]
	50,000	—	3.45	11/12/2012	[3]
	25,000	—	4.15	06/14/2012	[3]
	10,000	—	5.69	10/23/2011	[3]

(1)	Initial grants of options to the named executive officers upon employment vest 6/48ths after the completion of six months of service with the remainder vesting ratably over the next 42 months. Subsequent grants of options vest ratably over a 48-month period.
(2)	Represents an initial grant of options upon employment that expire 10 years from the date of grant.
(3)	Represents subsequent grant of options granted prior to June 14, 2006 that expire 10 years from the date of grant.
(4)	Represents subsequent grant of options granted on or after June 14, 2006 that expire 6 years from the date of grant.
(5)	Represents the value of these awards based on the closing price of our stock on December 31, 2010 of $14.18.

OPTION EXERCISES AND STOCK VESTED – FISCAL 2010

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2010 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) [1]	Value Realized on Vesting ($) [1]
Mr. Hawkins	—	$—	29,750	$398,343
Mr. Murphy	—	—	8,750	118,050
Dr. Chung	50,000	549,543	8,750	118,050
Mr. Mince	—	—	8,750	118,050
Mr. Traverso	100,000	1,054,641	8,750	118,050

(1)	Represents the value of restricted stock awards that were granted on June 14, 2006, June 13, 2007, and June 9, 2008 that vested in 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the employment agreements between the Company and the named executive officers, upon termination of employment for cause, death or disability, the executive will only be eligible for severance benefits, if any, in accordance with the Company’s established policies for all employees as then in effect. The table that follows reflects the amount of compensation due to our named executive officers if their employment is terminated for other than cause, death or disability, or their employment is terminated or the executive terminates his employment for good cause, following a change in control, as more fully described under “Employment Agreements and Change in Control Arrangements” in the “Compensation Discussion and Analysis” above. The amounts shown below assume that such termination or change in control event was effective as of December 31, 2010.

Name	Cash Severance Payment	Continuation of Medical and Welfare Benefits	Acceleration of Equity Awards [1]	Total Termination Benefits
Mr. Hawkins	$1,274,000	$24,108	$2,361,813	$3,659,921
Mr. Murphy	268,000	17,785	660,540	946,325
Dr. Chung	257,000	28,265	660,540	945,805
Mr. Mince	278,000	18,081	660,540	956,621
Mr. Traverso	257,000	30,668	660,540	948,208

(1)	Under the employment agreements between the Company and the named executive officers, upon a covered termination, any unvested stock options, restricted stock, or other equity awards would immediately vest and options would be exercisable for up to 30 days following termination. Such unvested awards would also vest if an acquiring company does not assume them following a change in control transaction. The amounts in this column represent the intrinsic value of these awards based on the closing price of our stock on December 31, 2010 of $14.18.

DIRECTOR COMPENSATION

Directors who are employees receive no additional compensation for serving on the Board or its committees. The table below discloses the annual compensation provided during the year ended December 31, 2010 to directors who are not employees:

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	Option Awards ($) [2], [3]	Total ($)
Ms. Engibous	$37,500	$83,900	$27,968	$149,368
Mr. Gunst	72,500	83,900	27,968	184,368
Mr. Ludlum	54,500	83,900	27,968	166,368
Mr. Michael	47,500	83,900	27,968	159,368
Mr. Moore	43,500	83,900	27,968	155,368

(1)	Fees earned and paid in cash were based on the following retainer and payment schedule:

Annual retainer	$20,000
Annual retainer for service as Chairman of the Board	20,000
Annual retainer for service as Chairman of the Audit Committee	13,000
Annual retainer for service as Chairman of the Compensation Committee	6,000
Annual retainer for service as Chairman of the Nominating & Governance Committee	4,000
Payment for each Board meeting attended	1,500
Payment for each Audit Committee meeting attended	1,500
Payment for each other Committee meeting attended (excluding the Audit Committee)	1,000

In addition, we pay the Audit Committee Chairman $500 per meeting attended for attendance at Sarbanes-Oxley Oversight meetings.

(2)	Represents the grant-date fair market value of restricted stock awards and stock options granted to the directors in 2010 computed in accordance with ASC Topic 718, except that in the case of option awards, a forfeiture rate of zero percent has been used. The assumptions we use in calculating these amounts, other than the exclusion of the impact of estimated forfeitures, are discussed in Note 11-Share Based Compensation of the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	At December 31, 2010, Ms. Engibous had 67,500 options and 5,000 unvested restricted shares outstanding, Mr. Gunst had 62,500 options and 5,000 unvested restricted shares outstanding, Mr. Ludlum had 20,000 options and 5,000 unvested restricted shares outstanding, Mr. Michael had 67,500 options and 5,000 unvested restricted shares outstanding, and Mr. Moore had 87,500 options and 5,000 unvested restricted shares outstanding.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee Report

The Compensation Committee of the Board of Directors of Natus has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

WILLIAM M. MOORE, Chairman

DORIS E. ENGIBOUS

ROBERT A. GUNST

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three directors who are independent under the applicable rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process and administration of corporate policy in matters of accounting and control.

The Board of Directors has adopted a written Audit Committee Charter. As stated in the charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and (ii) the report of the Company’s independent auditors with respect to such financial statements. The Company’s accounting and financial reporting principles and internal controls and procedures are designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee appoints the independent auditors and periodically reviews their performance and independence from management, and pre-approves all audit and non-audit services provided by the independent auditors. The Audit Committee functions as the liaison with the independent auditors, who are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In the performance of its oversight function, the Audit Committee has done the following:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed the Company’s internal controls over financial reporting with management and the independent auditors;

•	Discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged With Governance;

•

Received and discussed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent auditor’s communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors the firm’s independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

KENNETH E. LUDLUM, Chairman

ROBERT A. GUNST

MARK D. MICHAEL

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. You are therefore urged to vote via the internet or by phone or, if you have received a paper proxy card, to mark, sign, date, and return the proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

NATUS MEDICAL INCORPORATED

Appendix A

NATUS MEDICAL INCORPORATED

2011 STOCK AWARDS PLAN

1. Purposes of the Plan. The purposes of this Stock Awards Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Awards granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights or Restricted Stock Units, in each instance as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees appointed in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock award plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country where Awards are, or will be, granted.

(c) “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(d) “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Natus Medical Incorporated, a Delaware corporation.

(j) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services, including a Director.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(u) “Optioned Stock” means the Common Stock subject to an Option.

(v) “Optionee” means the holder of an outstanding Option granted under the Plan.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Participant” means a person who receives an Award under the Plan.

(y) “Performance Factors” means the factors selected by the Administrator from among the following measures to determine whether the performance goals established by the Administrator and applicable to Awards have been satisfied:

(i) Net revenue and/or net revenue growth;

(ii) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(iii) Operating income and/or operating income growth;

(iv) Net income and/or net income growth;

(v) Earnings per share and/or earnings per share growth;

(vi) Total stockholder return and/or total stockholder return growth;

(vii) Return on equity;

(viii) Operating cash flow return on income;

(ix) Adjusted operating cash flow return on income;

(x) Economic value added; and

(xi) Individual business objectives; and

(xii) Company specific operational metrics.

(z) “Performance Period” means the period of service determined by the Administrator during which years of service or performance is to be measured for the Award.

(aa) “Plan” means this 2011 Stock Awards Plan.

(bb) “Restricted Stock” means an offer under the Plan to sell (or issue through a SAR or Stock Bonus) Shares that are subject to restrictions.

(cc) “Restricted Stock Unit” or “RSU” means an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.

(dd) “Service Provider” means an Employee, Director or Consultant.

(ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 below.

(ff) “Stock Appreciation Right” or “SAR” means an Award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant and the number of Shares with respect to which the SAR is being settled.

(gg) “Stock Bonus” means an Award of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.

(hh) “Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares is 4,000,000 Shares plus any Shares subject to outstanding awards granted under the Company’s 2000 Stock Awards Plan (the “Prior Plan”) outstanding as of July 1, 2011 that are subsequently cancelled, forfeited or expire by their terms. No more than 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options. The Shares may be authorized but unissued, or reacquired Common Stock.

For each Share underlying an Award, other than an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by 2.5. For each Share underlying an Award that is an Option or SAR, the number of Shares available for grant and issuance under the Plan shall be decreased by one. Shares, including Shares underlying awards granted under the Prior Plan, that are subject to: (a) issuance upon exercise of an Option or SAR but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan or the Prior Plan but such Shares are forfeited or are repurchased by the Company at the original issue price; (c) Awards granted under this Plan or the Prior Plan that otherwise terminate without Shares being issued or (d) that are surrendered pursuant to an Option Exchange Program, will return to the pool of Shares available for grant and issuance under this Plan in the following manner: if granted under the Prior Plan, such awards shall return to the pool of Shares available for issuance on a one-to-one basis for all awards and if granted under this Plan, shall return in the case of all Awards other than an Option or SAR on a 2.5-to-1 basis and for Options or SARs on a one-to-one basis. Shares withheld from an Award to pay the purchase price for an Award or applicable taxes shall not be returned to the pool of Shares available for grant hereunder.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees and Consultants.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, then approval and administration of such Awards shall comply with the requirements of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Section 409A. Unless the Administrator determines in writing that Section 409A of the Code is to apply with respect to a particular Award granted to a Participant, the terms of each Award granted hereunder shall be such as shall not cause such Award to be subject to Section 409A of the Code. Any term in any such Award in conflict with this provision shall automatically be modified to not be in conflict with this provision and if such modification is not possible then the Administrator shall determine whether such provision shall be void and without effect or the entire Award shall be rescinded.

(v) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreements for use under the Plan;

(v) to determine the terms and conditions, of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to determine whether and under what circumstances an Option any be settled in cash under subsection 13(e) instead of Common Stock;

(vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii) to initiate an Option Exchange Program;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all optionees.

5. Eligibility.

(a) Awards may be granted only to Service Providers and provided further that Incentive Stock Options may be granted only to Employees.

(b) Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) Upon the Company, or a successor corporation, issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act, or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to Awards granted to Employees:

(i) No Employee shall be granted in any fiscal year Awards covering more than 1,000,000 Shares.

(ii) In connection with his or her initial employment, an Employee may be granted Awards covering an additional 500,000 Shares which shall not count against the amount set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted appropriately in connection with any change in the Company’s capitalization as described in Section 15.

(iv) If any Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the Shares covered by such cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6. Term of Plan. The Plan shall become effective upon its adoption by the stockholders of the Company and shall continue in effect for a term of ten years from such date of approval unless sooner terminated under Section 16 of the Plan.

7. Options.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this subsection 7(a), Incentive Stock Options shall be taken into account in the order provided for in the Code and regulations promulgated thereunder. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The date of grant of an Option shall, for all purposes, be at the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

(c) The term of each Option shall be stated in the Option Agreement for such Option; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an

Incentive Stock Option granted to an Optionee who, at the time of the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(d) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option,

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the Per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(e) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(f) Disability and Incentive Stock Options. If termination of an Optionee’s relationship as a Service Provider is for disability, but such disability is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, then in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following the date of such termination.

8. Restricted Stock Awards.

(a) The Administrator will determine to whom an offer will be made, the number of Shares the person may purchase, the purchase price, the restrictions placed on the Shares and all other terms and conditions of the Restricted Stock Award.

(b) All purchases under a Restricted Stock Award will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company (manually or through electronic means as permitted by applicable law) an Award Agreement with full payment of the purchase price within the time allotted by the Administrator (thirty (30) days when no time is stated) from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within the allotted time, then the offer of the Restricted Stock Award will terminate, unless the Administrator determines otherwise. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

(c) The purchase price for a Restricted Stock Award will be determined by the Administrator and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted

Stock Award is granted. Payment of the purchase price must be made in accordance with the Award Agreement, Section 13 of the Plan and any additional procedures established by the Company.

(d) Restrictions may be based on completion of a specified period of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award, the Administrator shall: (i) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (ii) select from among the Performance Factors to be used to measure performance goals, if any; and (iii) determine the number of Shares that may be awarded. Performance Periods under different Restricted Stock Awards held by the same Participant may overlap and may have different Performance Factors and other criteria. Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, all Restricted Stock Awards held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.

9. Stock Bonus Awards.

(a) All Stock Bonus Awards shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

(b) The Administrator will determine the number of Shares to be awarded under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Administrator shall: (i) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (ii) select from among the Performance Factors to be used to measure performance goals; and (iii) determine the number of Shares that may be awarded. Prior to the issuance of any Shares or other payment pursuant to a Stock Bonus Award, the Administrator will determine the extent to which the Stock Bonus Award has been earned. Performance Periods of different Stock Bonus Awards held by the same Participant may overlap and be subject to different Performance Factors and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

(c) The Stock Bonus Award shall be paid currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Administrator determines. Except as set forth in the Award Agreement, or otherwise determined by the Administrator, all Stock Bonus Awards held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.

10. Stock Appreciation Rights.

(a) Each SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary of the Company. All SARs shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

(b) The Administrator will determine the terms of a SAR including, without limitation: (i) the number of Shares deemed subject to the SAR; (ii) the exercise price (which may not be less than 100% of the Fair

Market Value per Share on the date of grant); (iii) the time or times during which the SAR may be settled (which may not extend more than ten (10) years from the date of grant); (iv) the consideration to be distributed on settlement of the SAR; and (v) the effect on each SAR of termination as a Service Provider. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Administrator will: (a) determine the nature, length and starting date of any Performance Period for each SAR; and (b) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to an Award Agreement, the Administrator shall determine the extent to which such SAR has been earned. Performance Periods may overlap and different SARs held by the same Participant may be subject to different performance goals and other criteria. The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

(c) Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, each SAR held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider. To the extent a SAR is not exercised within the time specified by the Administrator, or as set forth in the Award Agreement, such SAR shall terminate at the end of such time.

(d) The portion of a SAR being settled shall be paid currently. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator determines.

11. Restricted Stock Units.

(a) All RSUs shall be evidenced by an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Administrator has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

(b) The Administrator will determine the terms of each RSU including, without limitation: (i) the number of Shares deemed subject to the RSU; (ii) the time or times during which the RSU may be exercised; (iii) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Administrator will: (a) determine the nature, length and starting date of any Performance Period for the RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and each Participant may simultaneously hold RSUs that are subject to different Performance Periods and different Performance Factors and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

(c) Except as may be set forth in the Award Agreement, or otherwise determined by the Administrator, all RSUs held by a Participant will cease to vest upon such Participant ceasing to be a Service Provider.

(d) The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Administrator may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator determines.

12. Grants to Non-Employee Directors.

(a) Types of Awards. Directors who are not employees of the Company or any Parent or Subsidiary are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

(b) Eligibility. Awards pursuant to this Section 12 shall be granted only to Employees who are not employee of the Company or any Parent or Subsidiary and such a Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

(c) Vesting, Exercisability and Settlement. Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13. Consideration and Issuance of Shares.

(a) Permitted Consideration. The consideration to be paid for the Shares to be issued under an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. Such consideration may consist of:

(i) cash,

(ii) check,

(iii) promissory note,

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan,

(v) prior services provided to the Company or any Parent or Subsidiary of the Company as determined by the Administrator (provided the par value of the Shares shall always be paid in cash),

(vi) any combination of the foregoing methods of payment, or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(b) Procedure; Rights as a Stockholder. Shares subject to any Award granted hereunder shall be issuable according to the terms hereof at such times and under such conditions as determined by the Administrator set forth in the Award Agreement. No fraction of a Share shall be issued under any Award. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist and after Shares are issued any rights to dividends are subject to the same restrictions applicable to the Shares to which such dividend rights relate.

(c) Leave of Absence. Unless the Administrator determines otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence.

(d) Termination of Relationship as a Service Provider. Generally upon a Participant ceasing to be a Service Provider, the remaining period during which Shares may be issued under any Award shall be as specified in the applicable Award Agreement, or as otherwise determined by the Administrator, and such Award shall cover only Shares that are vested on the date of termination. In the absence of a specified time in the applicable Award Agreement, vested Shares may be issued under such Award during the three (3) months following termination (except that this period shall be twelve (12) months if termination is due to disability or death), but in no event later than the expiration of the term of such Award. Upon expiration of the specified time, then the Award shall terminate in full. With respect to unvested Shares issued under an

Award (such as a Stock Bonus), on the Participant ceasing to be a Service Provider such unvested Shares shall return to the Company and the par value or other amount paid for such unvested Shares (other than the value of services rendered) shall be refunded to such Participant. If termination as a Service Provider is due to death, exercise may be by the executor of the estate or by a person entitled to exercise the Award under the will or the laws of descent or distribution.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the holder of such Award at the time that such offer is made; provided such buy out is not in violation of Section

14. Non-Transferability of Awards. Except as otherwise may be permitted by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider to whom they are granted, only by such Service Provider.

15. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award (but not yet issued under such Award), and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted, as well as the price per share of Common Stock covered by each such outstanding Award (except for the par value per Share if that is not required to be adjusted by Applicable Law), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for any holder of an Award to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase right applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company pursuant to which the shareholders of the Company prior to such transaction hold less than 50% of the outstanding capital stock of the surviving corporation immediately after the closing of such transaction a “Change in Control Transaction”) outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested (and exercisable, if applicable). In such event the Board shall notify such Participant that Shares subject to such Award have fully vested and, if applicable, shall be fully exercisable for a period of time specified by the Administrator, not to be less than fifteen (15) days from the date of such notice, and upon the expiration of such period, such Award shall terminate. At the Administrator’s discretion, the Administrator may provide that following an assumption or substitution of equivalent awards, if a Participant’s service as an Employee, or employee of the Successor Corporation, as applicable, is terminated within 12 months of the Change in Control Transaction other than upon a voluntary resignation by such Participant or the termination of such Participant for cause, the Awards (or equivalent awards) held by such Participant shall become fully vested (and exercisable, if applicable) and shall remain exercisable in accordance with subsection 13(d) above. Even when assumed or substituted, the Administrator has the discretion to terminate the Plan and permit Participants to exercise Awards to the extent already vested and the discretion to accelerate vesting (and exercisability if applicable) of any portion of, or all of, the then outstanding Options or other Awards.

(ii) In the event of the merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company in a transaction that is not a Change in Control Transaction, each outstanding Award shall be assumed or an equivalent award shall be substituted by the Successor Corporation. In the event the Successor Corporation refuses to assume or substitute for an Award, such Award shall terminate upon the closing of such merger or sale of assets.

For the purposes of this Section 15(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee or other holder of an Award, unless mutually agreed otherwise between such person and the Administrator, which agreement must be in writing and signed by such person and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless in compliance with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Repricing; Exchange and Buyout of Awards. Except in connection with a (i) Change in Control Transaction or (ii) a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, the Company shall not initiate an Option Exchange Program or amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior stockholder approval.

21. Clawback of Awards.

(a) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary as determined by the administrator in its sole discretion but acting in good faith.

(b) If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Administrator may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Administrator shall determine.

22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

Appendix B

NATUS MEDICAL INCORPORATED

2011 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2011 Employee Stock Purchase Plan of Natus Medical Incorporated.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock of the Company.

(d) “Company” shall mean Natus Medical Incorporated and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean all cash compensation reportable on Form W-2, including, without limitation, base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments and bonuses, plus any amounts contributed by the Employee to the Company’s 401(k) Plan from compensation paid to the Employee by the Company.

(f) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty-one (21) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Periods” shall mean the period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the Enrollment Date on or after May 1 and November 1 of each year and terminating on the last Trading Day in the Purchase Period ending approximately six (6) months later from such Enrollment Date; the duration and timing of Offering Periods may be changed as provided in this Plan. Notwithstanding the foregoing, the first Offering Period under the Plan shall commence June 2, 2011 and shall terminate on October 31, 2011, unless determined otherwise by the Board; thereafter, the Offering Periods shall be as set forth in the preceding sentence.

(l) “Plan” shall mean this 2011 Employee Stock Purchase Plan.

(m) “Purchase Period” shall mean the period commencing on the Enrollment Date and ending with the next April 30 or October 31 after the Exercise Date.

(n) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however in either event, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(o) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Employee (as defined in Section 2(g)) who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall have Offering Periods commencing on or after May 1 and November 1 each year, or on such other date as the Board shall determine or as may otherwise be provided for herein, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period, including allowing such changes only at the beginning of each Purchase Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period for which participation would be permissible under Section 423(b)(8) of the Code and Section 3(b) hereof, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 11 hereof. In no event shall an Employee be permitted to purchase more than 10,000 shares during any one Offering Period. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 500,000 shares.

(b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to

Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company and shall continue in effect for a term of ten (10) years as measured from such earlier date unless sooner terminated under Section 20 hereof.

EXHIBIT A

NATUS MEDICAL INCORPORATED

2011 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:

             Change in Payroll Deduction Rate

             Change of Beneficiary(ies)

1.	hereby elects to participate in the Natus Medical Incorporated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that the percentage withholding must be between 1% and 15% and that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only): .

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship
(Address)

Employee’s Social
Security Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

NATUS MEDICAL INCORPORATED

2011 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Natus Medical Incorporated Employee Stock Purchase Plan which began on                     ,              (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

NATUS MEDICAL INCORPORATED

1501 INDUSTRIAL ROAD

SAN CARLOS, CA 94070

ATTN: STEVEN MURPHY

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

1 OF 2 1 1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

CONTROL # 000000000000

SHARES 123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 KENNETH E. LUDLUM 02 MARK D. MICHAEL

The Board of Directors recommends you vote FOR proposals 2 and 3.

For Against Abstain

2 Approval of appointment of Deloitte & Touche LLP as independent accountants for the Company for the current fiscal year.

3 To hold an advisory vote on the issue of executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4 To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held.

1 year 2 years 3 years Abstain

The Board of Directors recommends you vote FOR proposals 5 and 6.

5 To ratify the 2011 Stock Awards Plan.

6 To ratify the 2011 Employee Stock Purchase Plan.

NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof.

For Against Abstain

0000000000 02

For address change/comments, mark here. (see reverse for instructions)

Please indicate if you plan to attend this meeting

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES CUSIP # SEQUENCE #

0000103950_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

NATUS MEDICAL INCORPORATED

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

June 2, 2011 9:00 AM

The stockholder(s) hereby appoint(s) James B. Hawkins and Steven J. Murphy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATUS MEDICAL INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 2, 2011, at the Company’s headquarters located at 1501 Industrial Road, San Carlos, California 94070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000103950_2 R1.0.0.11699